                                                  October 15, 1996

To our Stockholders:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of the Grand Union Company, to be held Thursday, November 7, 1996, at 10:00 am at the Sheraton Crossroads Hotel, 1 International Blvd., Mahwah, New Jersey, 07495. The formal notice and proxy statement for the Annual Meeting are attached to this letter.

     It is important that your shares be represented at the Annual Meeting. Accordingly, whether or not you plan to attend the meeting, we urge you to complete, date and sign the enclosed proxy card as soon as possible and return it in the envelope provided.

     On behalf of the Board of Directors, I would like to thank you for your continued support and look forward to seeing you on November 7.


                              Sincerely,



                              Roger E. Stangeland
                              Chairman of the Board

                             THE GRAND UNION COMPANY
                              201 WILLOWBROOK BLVD.
                                WAYNE, NJ  07470

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 7, 1996

     The Annual Meeting of Stockholders of The Grand Union Company (the "Company") will be held at the Sheraton Crossroads Hotel, 1 International Blvd., Mahwah, New Jersey, 07495, beginning at 10:00 am on Thursday, November 7, 1996, for the following purposes as more fully described in the accompanying Proxy
Statement:

     (1)  To elect the following nine (9) nominees to serve as directors:  Roger
E. Stangeland, Joseph J. McCaig, James J. Costello, Daniel E. Josephs, William
G. Kagler, Clifford A. Miller, Geoffrey T. Moore, J. Richard Stonesifer and David Y. Ying.

     (2) To approve the 1995 Non-Employee Directors' Stock Option Plan and the issuance of up to fifty thousand (50,000) shares of Common Stock pursuant to that plan.

     (3) To approve the 1995 Equity Incentive Plan and the issuance of up to nine hundred fifty thousand (950,000) shares of Common Stock pursuant to that plan.

     (4) To amend the Company's Certificate of Incorporation to increase the number of shares of authorized Common Stock to sixty million (60,000,000) and to reduce the par value to $.01 per share.

     (5) To amend the Company's Certificate of Incorporation to provide holders of the Company's Common Stock with price protection in connection with certain business combination transactions (the "Fair Price" amendment).

     (6) To amend the Company's Certificate of Incorporation to permit stockholder action by written consent.

     (7) To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending March 29, 1997.

     (8) To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on September 23, 1996, will be entitled to vote at the meeting or any adjournment or postponement thereof. A list of such stockholders is kept at the Company's offices, 201 Willowbrook Blvd., Wayne, New Jersey, and at the place of the meeting for the ten days prior to the meeting. The meeting will be open to all stockholders of record and proxyholders, and to others by invitation only. Beneficial owners of shares held by a broker or nominee must bring with them or have delivered to the Company an appropriate proxy from their broker to vote such shares.

                    By Order of the Board of Directors


                    Kenneth R. Baum
                    SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY

October 15, 1996


     PLEASE USE THE ENCLOSED STAMPED ENVELOPE TO RETURN YOUR PROXY.
RETURNING YOUR PROXY WILL NOT PREVENT YOU FROM VOTING IN PERSON AT THE ANNUAL MEETING.

                             THE GRAND UNION COMPANY
                              201 WILLOWBROOK BLVD.
                                WAYNE, NJ  07470

                                 PROXY STATEMENT

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed Proxy is solicited on behalf of the Board of Directors of The Grand Union Company, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Sheraton Crossroads Hotel, One International Place, Mahwah, New Jersey, beginning at 10:00 am on November 7, 1996, and at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders.

     These proxy solicitation materials, and the Annual Report to Stockholders for the fiscal year ended March 30, 1996, including financial statements, are being first mailed on or about October 15, 1996, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND SHARES OUTSTANDING

     Stockholders of record at the close of business on the record date, September 23, 1996, are entitled to notice of and to vote at the Annual Meeting. The Company has two classes of voting equity securities outstanding: Common Stock, $1.00 par value ("Common Stock"), and Class A Convertible Preferred Stock, $1.00 par value ("Preferred Stock"). At the close of business on the record date, 10,000,000 shares of Common Stock were issued and outstanding, and 800,000 shares of Preferred Stock were issued and outstanding.

VOTING AND REVOCABILITY OF PROXIES

     Any proxy given in the form accompanying this proxy statement may be revoked or superseded by the person giving it prior to exercise. A proxy may be revoked by delivering to the Secretary of the Company a later dated proxy or a written notice of revocation, or by attending the Annual Meeting and voting in person. A proxy, when executed and not so revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted "FOR" the nominees for election of directors named in this Proxy Statement, "FOR" approval of the 1995 Non-Employee Directors' Stock Option Plan, "FOR" approval of the 1995 Equity Incentive Plan, "FOR" the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to sixty million (60,000,000) and reduce the par value of the Common Stock to $.01 per share, "FOR" the amendment to the Certificate of Incorporation to provide holders of the Company's Common Stock with price protection in connection with certain business combination transactions (the "Fair Price" amendment), "FOR" the amendment to the Certificate of Incorporation to permit stockholder actions by written consent, "FOR" the ratification of the appointment of Price Waterhouse LLP as the Company's auditors for the current fiscal year, and according to the discretion of the proxyholders on any other matters that properly come before the meeting.

     Any stockholder present at the meeting may withdraw his or her proxy and vote in person on each matter brought before the meeting. Stockholders attending the meeting whose shares are held in the name of a broker or other nominee must bring with them or cause to be delivered to the Company a proxy from that broker or nominee in order to vote those shares.

     Each holder of shares of Common Stock outstanding at the record date will be entitled to one vote for each share of Common Stock held, and each holder of shares of Preferred Stock outstanding on the record date will be entitled to the number of votes equal to the number of shares of Common Stock into which all shares of Preferred Stock held by the same holder are convertible. Shares of Preferred Stock outstanding on the record date are convertible at a conversion ratio of 6.8966. If more than one share of Preferred Stock is held by any holder of Preferred Stock, the total number of votes which such holder shall be entitled to cast shall be computed on the basis of conversion of the total number of shares of Preferred Stock held by such holder, with any then remaining fractional share disregarded. Any such disregarded fractional shares will also be disregarded for purposes of determining a quorum, and for purposes of determining the number of votes necessary to approve a proposal and whether such proposal has been approved. With respect to the shares outstanding at the close of business on the record date, holders of the Common Stock are entitled to an aggregate of 10,000,000 votes, and holders of the Preferred Stock are entitled to an aggregate of 5,517,280 votes, for a combined aggregate of 15,517,280 votes entitled to be cast with respect to matters presented at the meeting.

     Members of the Board of Directors shall be elected by a plurality of the votes cast, with all shares of Common Stock and Preferred Stock voting together. The affirmative vote of a majority of the votes cast on the matter by holders of shares of Common Stock and Preferred Stock, voting together, shall be necessary to approve the 1995 Non-Employee Directors' Stock Option Plan, the 1995 Equity Incentive Plan and ratification of the appointment of the Company's independent accountants. The affirmative vote of a majority of all votes entitled to be cast by the holders of all outstanding shares of Common Stock and Preferred Stock, voting together, shall be necessary to approve the proposed amendments to the Company's Certificate of Incorporation, other than the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock and to reduce the par value of the Common Stock. The affirmative vote of a majority of the outstanding shares of Common Stock, voting separately as a class, and the affirmative vote of a majority of all votes entitled to be cast by the holders of all outstanding shares of Common Stock and Preferred Stock, voting together, shall be necessary to approve the proposed amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock and to reduce the par value of the Common Stock. With respect to any other matter that may properly come before the Annual Meeting, each holder of shares of Common Stock or of Preferred Stock will generally have the rights described above, except where applicable law or the Company's Certificate of Designation of Preferred Stock provide otherwise.

     The presence in person or by proxy of shares entitled to cast a majority of the votes of all outstanding shares is necessary to establish a quorum at the Annual Meeting of Stockholders. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The effect of abstentions and broker non-votes on the calculation of the required vote on specific proposals to be brought before the Annual Meeting of Stockholders is discussed under each proposal, where applicable. Inasmuch as the amendments to the Certificate of Incorporation require approval of a majority of the votes entitled to be cast by outstanding shares, abstentions and broker non-votes on these matters have the same effect as a vote against the amendment. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter. Broker non-votes occur when a broker votes on some matters, but does not vote on other matters, because under applicable rules of the Nasdaq Stock Market the broker cannot vote on the matter in the absence of instructions from the beneficial owner. Due to the timing of the mailing of this proxy statement relative to the annual meeting, in the absence of instructions from beneficial owners, the Company believes that brokers will not have discretionary authority to vote on any of the matters herein.

SOLICITATION OF PROXIES

     The Company will bear the entire cost of solicitation of proxies, including costs incurred in connection with the preparation, assembly, printing and mailing of this Proxy Statement, the proxy and any additional information furnished to the Company's stockholders in relation to the Annual Meeting. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, personally or by telephone, facsimile, telegram or any other means of communication. The Company has retained Corporate Investor Communications, Inc., professional proxy solicitors, to assist in the soliciting of proxies. Employees of the soliciting firm may solicit proxies personally, by telephone, facsimile and telegram, and by any other means of communication. The Company expects to pay the soliciting firm a fee of $4,500 plus normal out-of-pocket expenses for its assistance in preparing soliciting material and soliciting proxies, for an anticipated total cost of approximately $6,000.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Set forth below is certain information as of September 30, 1996, regarding the beneficial ownership of the Company's Preferred Stock and Common Stock by (i) any person known by the Company to beneficially own more than 5% of the Common Stock of the Company; (ii) each director and nominee for director designated by the Investors or otherwise supported by the Board of Directors; (iii)each of the Named Executive Officers identified in the Summary Compensation Table; and (iv) all directors and executive officers as a group. Included in the table are shares which the holder has the right to acquire within 60 days from the date above. Except as indicated otherwise, the Company believes, based on information furnished by such owners, that the beneficial owners of the Company's Common Stock listed below have sole investment and voting power with respect to such shares, subject to applicable community property laws.

                                                            AMOUNT AND
                                                             NATURE OF
                                                TITLE        BENEFICIAL          PERCENT
NAME OF BENEFICIAL OWNER                       OF CLASS     OWNERSHIP(1)        OF CLASS(1)
------------------------                       --------     ------------        -----------
                                                                                   e
Trefoil Capital Investors II, L.P.             Preferred     2,002,644(2)(3)(5) 100.00%
GE Investment Private Placement Partners II,   Preferred     2,002,644(2)(4)    100.00%
   A Limited Partnership

Trefoil Capital Investors II, L.P.             Common       13,811,435(6)(7)(9)  58.00%
GE Investment Private Placement Partners II,   Common       13,811,435(6)(8)     58.00%
   A Limited Partnership
Putnam Investments, Inc.                       Common        3,243,830(10)(11)   32.44%
Putnam Investment Management                   Common        3,125,089(10)(12)   31.25%
Putnam High Yield Trust (Equity Convertible)   Common        1,688,770(10)(13)   16.89%
Putnam Diversified Income Trust (High Yield)   Common          539,505(10)(14)    5.40%
Kemper Financial Services, Inc.                Common        1,172,683(15)       11.73%

Roger E. Stangeland                            Common           20,000(16)        *
Daniel E. Josephs                              Common            5,000(16)        *
William G. Kagler                              Common            5,500(16)        *
David Y. Ying                                  Common            5,000(16)        *
James J. Costello                              Common            1,666(17)        *
Clifford A. Miller                             Common            1,666(6)(17)     *
Geoffrey T. Moore                              Common            1,666(6)(17)     *
J. Richard Stonesifer                          Common            1,666(17)        *
Joseph J. McCaig                               Common           57,800(18)        *
William A. Louttit                             Common           31,000(19)        *
Darrell W. Stine                               Common           22,000(20)        *
Kenneth R. Baum                                Common           11,720(21)        *
Gilbert C. Vuolo                               Common            6,560(22)        *
All Directors and Executive Officers           Common          171,244(23)        1.69
   as a group
   (13 persons)

----------
* Less than 1%

(1) Beneficial ownership is determined pursuant to SEC Regulation 13d-3 as applied by Item 403 of Regulation S-K. Pursuant to these rules, percentage ownership is calculated by including in the denominator for an owner shares which the owner has the right to acquire within 60 days.
(2) Includes 1,200,000 shares as to which Trefoil and GEI have the right to accelerate their obligation to purchase such shares under the Stock Purchase Agreement to a date within sixty days of September 30, 1996.
     Each of Trefoil and GEI may be deemed to beneficially own all of the shares of Preferred Stock held by the Investors due to a Stockholders Agreement between the Investors pursuant to which the Investors have each agreed to certain joint action relating to voting and disposition of the Preferred Stock and the Common Stock issuable on conversion of the Preferred Stock.
(3) Includes 401,322 shares which Trefoil holds directly and 600,000 shares as to which Trefoil has the right to accelerate its obligation to purchase such shares under the Stock Purchase Agreement to a date within sixty days of September 30, 1996. Trefoil holds sole voting power and sole dispositive power with respect to such shares of Preferred Stock which it currently holds or has the right to purchase. Trefoil II holds sole voting power and shared dispositive power with respect to such shares.
(4) Includes 401,322 shares which GEI holds directly and 600,000 shares as to which GEI has the right to accelerate its obligation to purchase such shares under the Stock Purchase Agreement to a date within sixty days of September 30, 1996. GEI holds sole voting power and sole dispositive power with respect to such shares of Preferred Stock which it currently holds or has the right to purchase. GEIM holds sole voting power and sole dispositive power with respect to such shares. The principal executive offices of GEI and GEIM are located at 3003 Summer Street, P.O. Box 7900, Stamford, Connecticut 06904.
(5) Sigma, Delta, Epsilon and the Trustees of General Electric Pension Trust ("GEPT") each would hold shared dispositive power over the shares of Preferred Stock held by Trefoil. (See ownership discussion on page 26 hereof.) The principal executive offices of Sigma, Delta, Epsilon and GEPT are located at 3003 Summer Street, P.O. Box 7900, Stamford, Connecticut 06904.
(6) Pursuant to the Stock Purchase Agreement, Trefoil and GEI together hold 402,644 shares of Preferred Stock and have the obligation to purchase an additional 1,200,000 shares of Preferred Stock, which together are convertible into 13,811,435 shares of Common Stock, based on a conversion ratio of 6.8966 shares of Common Stock for each share of Preferred Stock. Trefoil and GEI have the right to accelerate such purchase and conversion to a date within 60 days from September 30, 1996. Each of Trefoil and GEI may be deemed to beneficially own all of the shares of Preferred Stock held by the Investors due to a Stockholders Agreement between the Investors pursuant to which the Investors have each agreed to certain joint action relating to voting and disposition of the Preferred Stock and the Common Stock issuable on conversion of the Preferred Stock.
(7) Includes 6,896,600 shares as to which Trefoil has the right to acquire within 60 days from September 30, 1996, through the purchase of additional shares of Preferred Stock and the right to convert such shares, including current holdings of Preferred Stock, into Common Stock at a ratio of 6.8966 shares of Common Stock for each share of Preferred Stock. Trefoil holds sole voting power and sole dispositive power with respect to shares of Preferred Stock which it currently holds or has the right to purchase. Trefoil II holds sole voting power and shared dispositive power with respect to such shares.
(8) Includes 6,896,600 shares as to which GEI has the right to acquire within 60 days from September 30, 1996, through the purchase of additional shares of Preferred Stock and the right to convert such shares, including current holdings of Preferred Stock, into Common Stock at a ratio of 6.8966 shares of Common Stock for each share of Preferred Stock. GEI holds sole voting power and sole dispositive power with respect to such shares of Preferred Stock which it currently holds or has the right to purchase. GEIM is the managing general partner of GEI and holds sole voting power and sole dispositive power with respect to such shares.
(9) Sigma, Delta, Epsilon and the Trustees of General Electric Pension Trust each hold shared dispositive power over the shares of Preferred Stock held by Trefoil and the shares of Common Stock into which such shares of Preferred Stock are convertible. (See ownership discussion on page 26 hereof.)
(10) Putnam Investments, Inc. wholly owns two registered investment advisers:
     Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. Shares of Common Stock beneficially held by Putnam Investments, Inc. are as a result of the holdings of various investment funds and other institutional investors for which Putnam Investment Management, Inc., The Putnam Advisory Company or affiliated entities act as investment advisers. These shares of Common Stock include the shares held by Putnam High Yield Trust and Putnam Diversified Income Fund, whose holdings are also separately reported in the table. The address for each of the Putnam entities is One Post Office Square, Boston, MA 02109. See also Notes
     (13) and (14).
(11) Includes 3,243,830 shares held with shared dispositive power, and no shares held with shared voting power, sole dispositive power or sole voting power.
(12) Includes 3,125,089 shares held with shared dispositive power, and no shares held with shared voting power, sole dispositive power or sole voting power.
(13) Includes 1,688,770 shares held with shared dispositive power and shared voting power, and no shares held with sole dispositive power or sole voting power. These shares of Common Stock are also beneficially owned by Putnam Investment Management. See Note (10) above.
(14) Includes 539,505 shares held with shared dispositive power and shared voting power, and no shares held with sole voting power or sole dispositive power. All of the shares held by Putnam Diversified
     Income Fund are also beneficially owned by Putnam Investment
     Management. See Note (10) above.
(15) Includes 1,172,683 shares with shared voting power and shared dispositive power, and no shares with sole dispositive power or sole voting power. The address for Kemper Financial Services is 120 South LaSalle Street, Chicago, IL 60603.
(16) Includes 5,000 shares subject to acquisition pursuant to options exercisable on stockholder approval of the 1995 Non-Employee Directors' Stock Option Plan.
(17) Includes 1,666 shares subject to acquisition pursuant to options exercisable on stockholder approval of the 1995 Non-Employee Directors' Stock Option Plan.
(18) Includes 47,800 shares subject to acquisition pursuant to options exercisable on stockholder approval of the 1995 Equity Incentive Plan.
(19) Includes 28,000 shares subject to acquisition pursuant to options exercisable on stockholder approval of the 1995 Equity Incentive Plan.
(20) Includes 19,000 shares subject to acquisition pursuant to options exercisable on stockholder approval of the 1995 Equity Incentive Plan.
(21) Includes 11,720 shares subject to acquisition pursuant to options exercisable on stockholder approval of the 1995 Equity Incentive Plan.
(22) Includes 6,560 shares subject to acquisition pursuant to options exercisable on stockholder approval of the 1995 Equity Incentive Plan.
(23) Includes 139,744 shares subject to acquisition pursuant to options exercisable on stockholder approval of the 1995 Equity Incentive Plan.

                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

     The names and certain information concerning the experience and background of each nominee for election as director ("Nominee") and the executive officers of the Company are set forth below.

       NAME              AGE    POSITION WITH THE COMPANY
       ----              ---    -------------------------

Roger E. Stangeland      67     Chairman of the Board of Directors and Nominee
Daniel E. Josephs        65     Current Director and Nominee
William G. Kagler        64     Current Director and Nominee
David Y. Ying            41     Current Director and Nominee
James J. Costello        66     Current Director and Nominee
Clifford A. Miller       68     Current Director and Nominee
Geoffrey T. Moore        39     Current Director and Nominee
J. Richard Stonesifer    60     Current Director and Nominee
Joseph J. McCaig         52     Chief Executive Officer, President, Current
                                  Director and Nominee
William A. Louttit       50     Executive Vice President and Chief Operating
                                Officer
Darrell W. Stine         58     Executive Vice President, Operations
Kenneth R. Baum          48     Senior Vice President, Chief Financial Officer
                                  and Secretary
Gilbert C. Vuolo         52     Senior Vice President, Human Resources and Labor
                                  Relations

     ROGER E. STANGELAND has been Chairman of the Board and a director of the Company since June 15, 1995 and has also been designated by the Investors to serve as a director of the Company. Mr. Stangeland is a director and Chairman Emeritus of The Vons Companies, Inc. ("Vons"), a large supermarket chain based in Southern California. From January 1986 through May 1994 he was Chief Executive Officer and Chairman of the Board of Vons. Mr. Stangeland is the immediate Past Chairman of the Board of the Food Marketing Institute, a national supermarket trade organization, and continues as a director of that organization. He is also a director of Quality Drug Corporation, a retail drug company.

     DANIEL E. JOSEPHS is currently a self-employed consultant and has been a director since June 15, 1995. Mr. Josephs served as director, President and Chief Operating Officer of Dominick's Finer Foods, a supermarket chain based in the Chicago area, from 1985 until March 1995. Mr. Josephs is also a director of Great Lakes Real Estate Investment Trust, which acquires and manages small suburban office buildings.

     WILLIAM G. KAGLER has been a director since June 15, 1995. Mr. Kagler served Skyline Chili, Inc. as Chairman of the Executive Committee of the Board from November 1994 until November 1995, as Chairman of the Board and Chief Executive Officer from November 1993 until November 1994, and as President and Chief Executive Officer from November 1991 until November 1993. Prior thereto, he served as President of The Kroger Co., a large supermarket chain based in Cincinnati. He also serves as a director of The Fifth Third Bank, a bank, Union Central Life Insurance Co., a life insurance company, and The Ryland Group Inc., a home builder and mortgage insurance firm.

     DAVID Y. YING has been a director since June 15, 1995. Mr. Ying has been a managing director at Donaldson, Lufkin & Jenrette Securities Corporation, an investment banking firm, since January 1993, and is the head of the firm's Restructuring Group. From January 1990 to January 1993, Mr. Ying was a managing director with Smith Barney, an investment banking firm.

     JAMES J. COSTELLO has been a director of the Company since September 17, 1996 and has been designated by the Investors to serve as a director of the Company. Mr. Costello was employed with the General Electric Company, a conglomerate, as Comptroller (Chief Accounting Officer) for 12 years prior to his retirement in 1992. Mr. Costello also serves as a director of Arkwright Mutual Insurance Co. and Radio Equity Partners, Inc.

     CLIFFORD A. MILLER has been a director of the Company since September 17, 1996 and has been designated by the Investors to serve as a director of the Company. Mr. Miller has served as a Senior Consultant to Shamrock Holdings, Inc. since 1978. From December 1986 through December 1991, Mr. Miller served as an Executive Vice President and a director of Great Western Financial Corporation and Great Western Bank, both financial institutions. Mr. Miller also served as a director of First American Corporation and First American Bankshares, Inc., both of which are financial institutions, and L.A. Gear, Inc., a footwear company.

     GEOFFREY T. MOORE has been a director of the Company since September 17, 1996 and has been designated by the Investors to serve as a director of the Company. Mr. Moore has been a Managing Director of Shamrock Capital Advisors, Inc., an investment management company, since March 1992. From 1985 to 1992 he was an investment banker with Paine Webber Incorporated. He currently serves as a director of Fantastic Foods, Inc., a manufacturer of natural foods, Olympic Realty Advisors, a real estate investment management company, and Cascadian Farms, Inc., an organic foods manufacturer.

     J. RICHARD STONESIFER has been a director of the Company since September 17, 1996 and has been designated by the Investors to serve as a director of the Company. Mr. Stonesifer was employed with the General Electric Company, a conglomerate, for 37 years, serving most recently as President and CEO of GE Appliances, and an executive officer and Senior Vice President of the General Electric Company from January 1992 until his retirement in 1996.

     JOSEPH J. MCCAIG became President and Chief Executive Officer of the Company in July 1989. He served as President and Chief Operating Officer from 1981 until July 1989 and has been a director of the Company since 1981. Mr. McCaig has been with the Company for 35 years.

     WILLIAM A. LOUTTIT has been Executive Vice President and Chief Operating Officer of the Company since July 1989. He served as Executive Vice President in charge of Merchandising from 1984 until July 1989 and was a director of the Company from 1981 until September 17, 1996. Mr. Louttit has been with the Company for 31 years.

     DARRELL W. STINE was appointed Executive Vice President of the Company in July 1994. He served as Senior Vice President with responsibility for the Company's New York Region from 1988 until July 1994. Mr. Stine has been with the Company for 42 years.

     KENNETH R. BAUM was appointed Senior Vice President, Chief Financial Officer and Secretary of the Company in July 1994. Mr. Baum served as Vice President and Controller from 1983 until July 1994 and as a director of the Company from July 1994 until June 15, 1995. Mr. Baum has been with the Company for 14 years.

     GILBERT C. VUOLO was appointed Senior Vice President, Human Resources and Labor Relations, effective April 1, 1996. Prior to that, he served as Corporate Vice President, Personnel and Labor Relations, and Vice President, Labor Relations, from 1989 to 1994. Mr. Vuolo has been with the Company for 34 years.

     Executive officers of the Company are appointed and serve at the discretion of the Board of Directors. Each director of the Company is elected to serve until his successor is duly elected and qualified.

     On January 25, 1995, the Company filed a voluntary petition for relief under Chapter 11 of the federal bankruptcy laws. Prior to June 15, 1995, the date on which the Company emerged from Chapter 11, the Board of Directors of the Company consisted of Messrs. McCaig, Louttit, Baum, Gary D. Hirsch (Chairman) and Martin A. Fox. Messrs. McCaig, Louttit and Baum were also executive officers of the Company within two years prior to the date of the bankruptcy filing. Mr. McCaig was also a director of Grand Union Capital Corporation and Grand Union Holdings Corporation (then the parent and indirect parent of the Company, respectively), both of which became subject to Chapter 11 proceedings on February 16, 1995. The current directors of the Company, other than the designees of the Investors, were selected by certain members of the Official Committee of Unsecured Creditors which was appointed by the United States Trustee for the District of Delaware, pursuant to the Chapter 11 proceedings discussed above.

NOMINEES

     A board of nine (9) directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nine (9) nominees named below, all of whom are presently directors of the Company. If any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who the proxy holders in their discretion may designate to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified.

     The election of directors shall be by the affirmative vote of the votes represented by shares present in person or represented by proxy at the meeting, with Common Stock and Preferred Stock voting together. The nine persons receiving the greatest number of votes will be elected as directors. There is no cumulative voting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL THE FOLLOWING NOMINEES FOR ELECTION AS DIRECTOR: Roger E. Stangeland, Joseph J. McCaig, James J.

Costello, Daniel E. Josephs, William G. Kagler, Clifford A. Miller, Geoffrey T. Moore, J. Richard Stonesifer and David Y. Ying.

     Pursuant to the Stock Purchase Agreement, the Company is obligated to include the five nominees designated by the Investors in the Company's slate of nominees for election as directors at the Company's 1996 annual meeting of stockholders and any other meeting of stockholders at which a slate of directors is presented by the Company with a record date on or prior to September 1, 1997.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company currently comprises nine (9) members and there are no vacancies on the Board. Each director serves until the next annual meeting of stockholders or until his successor is duly elected and qualified or until his earlier death, resignation or removal. The Board of Directors has two standing committees: a Compensation Committee and an Audit Committee.

     The Board of Directors of the Company held seventeen (17) meetings during the fiscal year ended March 30, 1996, fifteen of which were held after June 15, 1995. Prior to June 15, 1995 the Board comprised Messrs. Hirsch, Fox,
McCaig, Louttit and Baum. From June 15, 1996 until September 17, 1996, the Board was comprised of Messrs. Stangeland, McCaig, Josephs, Kagler, Louttit, Ying and Douglas T. McClure, Jr. Mr. Louttit and Mr. McClure resigned from the Board effective September 17, 1996. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and the number of meetings held by all committees of the Board on which he served.

     The Audit Committee reviews the results and scope of audit and other services provided by the Company's independent auditors and considers other matters related to the financial condition of the Company. The Audit Committee currently consists of Messrs. Costello, Josephs and Ying. Former directors comprised the Audit Committee until the Board was reconstituted effective June 15, 1995, at which time Messrs. Josephs, Ying and McClure were elected members of the Audit Committee and served in that capacity for the rest of the fiscal year. During the fiscal year ended March 30, 1996, the Audit Committee held a total of ten (10) meetings, all of which were held after June 15, 1995.

     The Compensation Committee sets the compensation for the chief executive officer, makes recommendations concerning salaries and incentive compensation for executive officers and key personnel, and during the fiscal year ended March 30, 1996, determined to whom stock options and other equity incentive awards would be granted under the 1995 Equity Incentive Plan and the terms of those awards. Members of the Compensation Committee are eligible to receive formula-based awards made under the terms of the 1995 Non-employee Directors' Stock Option Plan. The Compensation Committee presently consists of Messrs. Kagler, Miller and Stonesifer. Former directors comprised the Compensation Committee until the Board was reconstituted effective June 15, 1995, at which time Messrs. Kagler, Josephs and Stangeland were elected members of the Compensation Committee and served in that capacity for the rest of the fiscal year. During the fiscal year ended March 30, 1996, the Compensation Committee held a total of three (3) meetings, all of which were held after June 15, 1995.

     The Board of Directors does not have a standing nominating committee. Instead, the Board of Directors, as a whole, identifies and screens candidates for membership on the Company's Board of Directors.

EXECUTIVE COMPENSATION

     The following table sets forth compensation paid or accrued by the Company to the Company's Chief Executive Officer, and each of the four other most highly paid executive officers whose salary and bonus exceeded $100,000 for the fiscal year ended March 30, 1996 (collectively, the "Named Executive Officers"), for services rendered to the Company and its subsidiaries in all capacities during the three fiscal years ended March 30, 1996:


                                                     SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM COMPENSATION AWARDS
                                                                                          SECURITIES                ALL OTHER
       NAME AND                      FISCAL          ANNUAL COMPENSATION                  UNDERLYING              COMPENSATION
  PRINCIPAL POSITION                  YEAR         SALARY($)     BONUS($)(1)          OPTIONS/SARS (#)(2)            ($)(3)
  -------------------                 ----         ---------     -----------          -------------------            ------

Joseph J. McCaig                      1996          454,310         90,000                  47,800                   181,786
   President and Chief                1995          502,165         22,493                      -                    980,968
   Executive Officer                  1994          523,712        123,479                      -                     30,109

William A. Louttit                    1996          354,019         71,540                  28,000                    82,742
   Executive Vice President           1995          335,669         15,037                      -                    437,355
   and Chief Operating Officer        1994          349,731         66,392                      -                     14,038

Darrell W. Stine                      1996          281,142         56,780                  19,000                    40,070
   Executive Vice President -         1995          257,077         18,000                      -                    621,911
   Operations                         1994          251,134         17,446                      -                     14,535

Kenneth R. Baum                       1996          203,654         42,000                  11,720                     9,392
   Senior Vice President,             1995          152,769          7,154                      -                     31,691
   Chief Financial Officer            1994          143,715         20,603                      -                      4,739
   and Secretary

Gilbert C. Vuolo                      1996          145,792         29,440                   6,560                     4,244
   Senior Vice President, Human       1995          132,885          6,231                      -                      4,450
   Resources and Labor Relations      1994          121,399         23,906                      -                      3,553


---------------
The "Other Annual Compensation" column was omitted since the aggregate amount of perquisites and other personal benefits in respect of Fiscal 1996, Fiscal 1995 and Fiscal 1994 is less than the lower of $50,000 or 10% of the total annual salary and bonus reported for each of the named executive officers and no other compensation of the type required to be described in the "Other Annual Compensation" column was paid in Fiscal 1996, Fiscal 1995 or Fiscal 1994.

(1) Included in the bonus column for Fiscal 1994 are amounts paid during Fiscal 1995 for performance in Fiscal 1994, and included in the bonus column for Fiscal 1995 are amounts paid during Fiscal 1996 for performance in Fiscal 1995. All amounts included in the bonus column for Fiscal 1996 are retention payments paid for remaining in the Company's employ through the bankruptcy and the end of Fiscal 1996.

(2) Each of the options listed is fully vested and its exercise is subject to stockholder approval of the 1995 Equity Incentive Plan.

(3) "All Other Compensation" includes the following: (i) contributions to the Company's Savings Plan under Section 401(k) made by the Company in Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively, for each of the named executive officers as follows: Mr. McCaig - $1,414, $1,455, and $2,964; Mr. Louttit - $1,526, $765, and $2,331; Mr. Stine - $1,563, $1,547, and $2,313; Mr. Baum -
$1,546, $1,525, and $1,650; and Mr. Vuolo - $1,516, $1,526, and $1,439; and (ii)
premium payments for life insurance made by the Company in Fiscal 1996, Fiscal 1995 and Fiscal 1994, respectively, for each of the named executive officers as follows: Mr. McCaig - $10,843, $31,090, and $27,145; Mr. Louttit - $4,795,
$10,013, and $11,707;  Mr. Stine - $7,795, $13,522, and $12,222; Mr. Baum -
$2,741, $3,302, and $3,089; and Mr. Vuolo -  $2,416, $2,612, and $1,802.  The
Fiscal 1996 and Fiscal 1995 amounts for Messrs. McCaig, Louttit, Stine and Baum also include the value of securities distributed from custodial accounts established pursuant to non-competition and confidentiality agreements entered into by Messrs. McCaig, Louttit, Stine and Baum in August 1993. Such amounts were distributed as a result of the Company's 1995 Chapter 11 filing, and offset the Company's obligations to such executives under the Company's Supplemental Retirement Program for Key Executives. Such distributions were made in Fiscal 1996 and Fiscal 1995, respectively, in the following amounts: Mr. McCaig - $169,217 and $948,423; Mr. Louttit - $76,109 and $426,577; Mr. Stine - $30,401
and $606,842; and Mr. Baum -  $4,793 and $26,864.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR



                                                                                           Potential Realizable Value at Assumed
                                                                                                   Annual Rates of Stock
                                   Individual Grants                                        Price Appreciation for Option Term
-------------------------------------------------------------------------------------      -------------------------------------
      (a)                (b)               (c)              (d)              (e)                 (f)                   (g)
                      Number of         % of Total
                     Securities        Options/SARs       Exercise
                     Underlying         Granted to        Price or
                    Options/SARs       Employees in      Base Price     Expiration
Name                   Granted          Fiscal Year        ($/Sh)          Date                 5 % ($)              10% ($)
-----------         ------------       ------------      ----------     ----------              -------              -------

J. McCaig             47,800              22.69%            6.625       Dec 11, 2005            119,155               504,698
W. Louttit            28,000              13.29%            6.625       Dec 11, 2005            116,660               295,639
D. Stine              19,000               9.02%            6.625       Dec 11, 2005             79,162               200,612
K. Baum               11,720               5.56%            6.625       Dec 11, 2005             48,831               123,746
G. Vuolo               6,560               3.11%            6.625       Dec 11, 2005             27,332                69,264

                                     Aggregate Increase for All Stockholders                 41,664,269           105,585,438


(1) Each of the options listed above carries the following material terms: each option is fully exercisable, subject to approval by the stockholders of the Company's 1995 Equity Incentive Plan; grants are divisible and may be exercised in groups of one or more shares; the exercise price may be paid in cash or in shares; and the exercise price is equal to the fair market value on the grant date, December 11, 1995.

(2) Columns (f) and (g) assume annual rates of appreciation, as specified in SEC regulations, calculated over the ten-year option term. Such rates are unrelated to historical or anticipated rates of appreciation with respect to the Company. If the stock price does not increase above the exercise price, compensation to the named executives will be zero.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES


                   Number of Securities              Value of Unexercised
                        Underlying                       In-the-Money
                 Unexercised Options/SARs                Options/SARs
                       at FY-End (#)                     at FY-End ($)

Name           Exercisable  Unexercisable (1)    Exercisable  Unexercisable (2)
----           -----------  -------------        -----------  -------------

J. McCaig           0           47,800                -           $ 0
W. Louttit          0           28,000                -             0
D. Stine            0           19,000                -             0
K. Baum             0           11,720                -             0
G. Vuolo            0            6,560                -             0

(1) Each of the options listed in the preceding table is fully exercisable, subject to approval by the stockholders of the Company's 1995 Equity Incentive Plan.

(2) At March 30, 1996, the fair market value of the Company's Common Stock as reported by the Nasdaq Stock Market exceeded the exercise price.

                               PENSION PLAN TABLE

     The table below shows, on a combined basis, for the Grand Union Company Employees' Retirement Plan (the "Retirement Plan") and The Grand Union Company Supplemental Retirement Program for Key Executives (the "Supplemental Plan"), the estimated annual benefit payable upon retirement to specified compensation and years of service classifications of 5, 10 and 15 or more years of service. The credited years of service under these Plans for Messrs. McCaig, Louttit, Stine, Baum and Vuolo are 22 years, 20 years, 28 years, 13 years and 22 years, respectively. The current base compensation set forth in the "salary" column of the Summary Compensation Table does not differ substantially from covered compensation under these Plans. The retirement benefits shown are based upon retirement at age 62 and the payment of a single-life annuity to the employee.

                                          Years of Service
         Final Average         ---------------------------------------
         Compensation              5             10         15 or more
         ------------           -------        -------      ----------

           $100,000             $21,667        $43,333        $65,000
            150,000              32,500         65,000         97,500
            200,000              43,333         86,667        130,000
            250,000              54,167        108,333        162,500
            300,000              65,000        130,000        195,000
            350,000              75,833        151,667        227,500
            400,000              86,667        173,333        260,000
            450,000              97,500        195,000        292,500
            500,000             108,333        216,667        325,000
            550,000             119,167        238,333        357,500
            600,000             130,000        260,000        390,000

     The benefits actually payable to an individual executive are reduced, in some cases substantially, through offsets for primary Social Security benefits and the actuarial equivalent of the value of securities received by those executives who received distributions from custodial accounts in 1995 and 1994. Below, for each named executive, is the estimated total offset amount - the primary social security benefit offset plus and the actuarial equivalent of amounts distributed from custodial accounts - in each case determined as a single life annuity payable beginning at age 62.

                     Estimated Annual Payment Offset Amounts
                     ---------------------------------------

                           From Prior           Social          Total
                          Distributions        Security        Offset
                          -------------        --------        ------

     J. McCaig             $ 209,000           $ 17,000      $ 226,000
     W. Louttit              105,000             18,000        123,000
     D. Stine                 77,000             14,000         91,000
     K. Baum                   7,000             19,000         26,000
     G. Vuolo                    --              17,000         17,000


               THE GRAND UNION COMPANY EMPLOYEES' RETIREMENT PLAN

     The Retirement Plan is a tax-qualified, noncontributory retirement plan, providing retirement benefits for the Company's eligible salaried and hourly non-union employees, union employees not covered by other pension plans, and all of its officers. Under the Retirement Plan, a participant's benefit is generally 1.5% of the average of his or her five consecutive years of highest annual compensation multiplied by years of service not in excess of 35 minus primary social security benefits. Benefits under the plan are paid under several alternatives, including monthly or lump sum payments at the employee's election. Benefits are normally payable at age 65; however, the plan provides for early retirement with reduced benefits commencing at age 55. The Internal Revenue Code places certain limits on pension benefits which may be paid under plans qualified under the Internal Revenue Code.

                 SUPPLEMENTAL RETIREMENT PLAN FOR KEY EXECUTIVES

     The Supplemental Plan is a non-qualified pension plan pursuant to which certain key employees of the Company and its affiliates ("Participants"), including Messrs. McCaig, Louttit, Stine, Baum and Vuolo, earn a supplemental pension in addition to the pension benefit to which they are entitled under the Retirement Plan. The pension benefit under the Supplemental Plan is calculated as an annual pension, payable monthly (i) if the Participant is not married on his retirement date, for the Participant's life, or (ii) if the Participant is married on his retirement date, the same amount as described in clause (i) for the duration of the Participant's life and thereafter 50% of such amount for the duration of the life of the Participant's surviving spouse. The amount of the annual pension payable upon retirement at age 62 or later is determined as the "target benefit" minus the "plan offsets". The "target benefit" is an annual pension equal to the product of 4-1/3% of the Participant's final year's base salary rate in effect immediately prior to his separation multiplied by the Participant's number of years of credited service (up to 15 years) under the Supplemental Plan. "Plan offsets" for Participants retiring at age 62 or later are equal to the sum of the Participant's (i) primary Social Security benefits payable at the later of age 62 or the Participant's actual retirement age, (ii) benefits under the Retirement Plan payable at the later of age 62 or the Participant's actual retirement age in the form of a single life annuity, and (iii) benefits, if any, payable from the qualified retirement plan(s) of the Participant's previous employer(s). Participants may also retire early (i) at or after attaining age 50 but prior to attaining age 55, with the consent of the Company (the consent requirement is waived for a Participant who becomes disabled or is involuntarily terminated other than for cause), or (ii) at or after age 55, without any requirement for consent by the Company. For Participants who retire early, the "target benefit" is reduced by 5% per year for each year the Participant is under age 62. Supplemental Plan benefits are payable in an actuarially determined single sum no later than 30 days following the Participant's date of retirement or other termination of employment. In general, no Supplemental Plan benefits will be paid to a Participant whose employment with the Company terminates prior to the Participant's attaining age
50. In May 1995, the Bankruptcy Court approved a modification to the Supplemental Plan which provides that (x) in the case of Joseph J. McCaig, final year's base salary shall be deemed to be an amount not less than $500,000 and
(y) notwithstanding the general requirement of the Supplemental Plan that benefits will not be paid to persons who retire prior to age 50, persons who were Participants in the Supplemental Plan prior to April 1, 1995 will be eligible for early retirement without forfeiture of benefits under the Supplemental Plan from and after age 47.

     In August 1993, in consideration of non-competition and confidentiality agreements entered into by certain executives of the Company, including Messrs. McCaig, Louttit, Stine and Baum, the Company agreed to transfer to a custodial account to be held by an independent custodian securities having a specified value intended to approximate the benefits payable to the specified executives under the Supplemental Plan (plus a reserve for claims and expenses of the custodian). Such securities were to have been transferred to the custodian over a four-year period. Pursuant to the terms of the agreements, the executives for whose benefit securities had been transferred to the custodian were entitled to receive a distribution of such securities upon the Company's filing of the Chapter 11 petition in January 1995. Accordingly, in February and September of 1995, securities having an aggregate value of approximately $1,855,576 (representing securities on deposit with the custodian as of the Filing Date plus interest thereon) were distributed to the executives entitled thereto. In addition, under a separate agreement, Mr. Stine received a payment of $433,650, representing an advance payment of a portion of the benefits to which he would be entitled had he retired under the SERP. The value of the securities so distributed to each executive reduced the future amounts payable to such executive pursuant to the Supplemental Plan. Upon distribution of the securities to the executives for whose benefit they were held, the custodial accounts were terminated.

                            COMPENSATION OF DIRECTORS

     Effective from June 15, 1995, each non-employee director other than Mr. Stangeland receives an annual fee of $25,000 for serving on the Board, and meeting fees of $1,500 for each Board meeting attended in person, $750 for each committee meeting attended in person and each telephonic Board meeting attended, and $375 for each telephonic committee meeting attended. In addition, the Chairman of the Audit Committee and the Chairman of the Compensation Committee, Mr. Kagler, receive $500 for each Committee meeting they attend in person as Chairman and $250 for each telephonic committee meeting they attend as Chairman. Prior to June 15, 1995, the directors of the Company were not compensated for their services as such. Directors receive reimbursement of reasonable expenses incidental to attendance at meetings of the Board of Directors or its committees.

     Effective from January 1, 1996, Mr. Stangeland receives an annual retainer of $100,000 for serving as Chairman of the Board. In addition, Mr. Stangeland receives a $4,000 daily fee for days spent at the Company and when undertaking substantial travel on the Company's behalf. Mr. Stangeland absorbs incidental expenses incurred when working on the Company's behalf from his office in California. Mr. Stangeland was paid $204,000 in daily fees with respect to services performed during Fiscal 1996. Mr. Josephs and Mr. Kagler receive a $2,000 daily fee for activity on the Company's behalf which requires substantial travel. Mr. Josephs and Mr. Kagler received $11,000 and $9,000, respectively, with respect to services performed during Fiscal 1996.

     Each non-employee director also receives an automatic initial grant of options to purchase 5,000 shares of Common Stock, and additional grants to purchase 1,500 shares with each re-election by stockholders. All directors are reimbursed for expenses incurred on the Company's behalf.

                           INDEMNIFICATION AGREEMENTS

     The Company has entered into indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such persons to the fullest extent permitted by law against expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by such person in connection with legal proceedings in which the person was involved by reason of being a director or officer of the Company. Under current law, such indemnification generally is available if such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the Company and, with respect to criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Under current law, such person is not indemnified in respect of matters as to which he or she has been adjudged liable to the Company unless a court determines that, under the circumstances, he or she is reasonably entitled to such indemnification. Comparable indemnification rights are also provided pursuant to the Company's Certificate of Incorporation.

                                SEVERANCE POLICY

     In May 1995, the Company adopted a severance policy, which was approved by the Bankruptcy Court, with respect to its salaried employees whereby a salaried employee whose employment is terminated without cause or whose employment is constructively terminated is entitled to receive a lump-sum severance payment equal to (i) in the case of salaried employees holding the office of President, Executive Vice President or Senior Vice President, 18 months' base salary; (ii) in the case of salaried employees holding the office of Corporate Vice President, 12 months' base salary; (iii) in the case of salaried employees holding the office of appointed vice president or director, 6 months' base salary; and (iv) in the case of all other salaried employees, one week's base salary for each year of service to the Company up to a maximum of 26 weeks. Constructive termination is defined under the policy to mean an involuntary transfer that would require relocation outside the Company's current operating area or (x) with respect to persons holding the position of chief executive officer, chief operating officer or chief financial officer, either removal from such position or a reduction in salary of 5% or more in any year and (y) with respect to any other salaried employee, either a reduction in salary of 10% or more in any year or a reduction in grade level of more than two grades in any year.

                          CHANGE-IN-CONTROL PROVISIONS

     Under the Company's 1995 Equity Incentive Plan and 1995 Non-Employee Directors' Stock Option Plan, certain provisions take effect on a change-in-control of the Company. Under both plans, on the twentieth (20th) trading day prior to the effective date of the change-in-control, all stock options not otherwise vested become fully vested, and any restrictions or other conditions applicable to restricted stock or other incentives awarded under the 1995 Equity Incentive Plan lapse or are deemed satisfied and such awards become fully vested and/or immediately payable. In addition, the value of any canceled award is paid out in cash unless the award holder receives either (i) the right to acquire the same basket of cash and securities available to holders of Common Stock, or (ii) if pooling of interests is a condition of the transaction, an equivalent right in a successor security which would enable the transaction to qualify for pooling of interests. Under both plans, a change-in-control is defined to include: (1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or
(4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of determining whether a change-in-control has occurred, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.

                          STOCK PRICE PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total returns for the Company, the Standard & Poors 500 ("S&P 500"), and the Standard & Poors Retail (Food Chains) Index, for the period that commenced on June 15, 1995, and ended on March 30, 1996, with data points for June 15, 1995 and March 30, 1996. The graph assumes that all dividends have been reinvested.

                      COMPARISON OF CUMULATIVE TOTAL RETURN

       (THE GRAND UNION COMPANY, S&P 500, S&P RETAIL (FOOD CHAINS) INDEX)

                                  [Line Graph]


                                         JUNE 15, 1995        MARCH 30, 1996
----------------------------------------------------------------------------
THE GRAND UNION COMPANY                       100                   39
S&P 500                                       100                   123
S&P RETAIL (FOOD CHAINS)                      100                   129

     NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED (THE "EXCHANGE ACT"), THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH ON PAGE 18 SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS, NOR SHALL THEY BE DEEMED TO BE SOLICITING MATERIAL OR DEEMED FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT, OR UNDER THE EXCHANGE ACT.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee sets the compensation of the Chief Executive Officer ("CEO"), reviews the design, administration and effectiveness of compensation programs for other key executives, and administers the Company's 1995 Equity Incentive Plan. The compensation philosophy of the Company is applied by the Compensation Committee to the CEO, and by the CEO with the Committee's review and approval to the compensation of the other officers of the Company. The Compensation Committee is comprised entirely of non-employee directors.

     As part of the proceedings related to the Company's reorganization under the federal bankruptcy laws, the compensation of the CEO and other named executive officers was established. The current Compensation Committee was not involved with that decision or other decisions which took place prior to June 15, 1995, the effective date of the reorganization.

COMPENSATION PHILOSOPHY AND POLICIES

     Historically, the compensation philosophy of the Company has been to provide a balanced mix of base compensation, annual incentives, and retirement income, to attract and retain top-quality people who will contribute to the long-term performance and long-term growth of the Company. Annual and long-term incentives have been designed to link corporate and individual performance with compensation, and to align employee interests with stockholder interests. Special incentives and awards have been provided as circumstances warrant.

ANNUAL SALARY

     Historically, the annual salaries of the CEO and other executive officers have been determined by reference to the mid-range of a varying mix of other supermarket retailers with comparable revenues and/or geographic coverage. In July 1994, the CEO accepted a ten percent (10%) reduction in annual salary. In May 1995, as part of the Company's reorganization proceedings, the CEO's salary/bonus mix was further adjusted, reducing his annual salary by nearly eight percent (8%) in exchange for opportunities for an increased bonus, and he did not receive a five percent (5%) salary restoration and four percent (4%) market adjustment other executive officers received at that time.

     The annual salaries of other executive officers were similarly reduced by ten percent (10%) in July 1994. In May 1995, as part of the Company's reorganization proceedings, the annual salaries of the other four executive officers were increased by amounts which reflected restoration of one-half of the prior year's reduction, plus an additional four percent (4%) market adjustment. The market adjustment was determined based on the average increases by other large food retailers and manufacturers headquartered in the same geographic area as the Company. In addition, two executive officers received promotions which were accompanied by more substantial increases.

ANNUAL PERFORMANCE INCENTIVES

     Annual bonuses are directly dependent on corporate performance, and are paid twice annually, based on performance during each half of the fiscal year. Bonuses for the fiscal year ending March 30, 1996 were based on the Company achieving specific targets of EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) during each of the two half-year periods. No annual incentive bonuses were earned by executive officers with respect to performance in the fiscal year ending March 30, 1996.

LONG-TERM INCENTIVES

     The Company maintains two equity incentive plans, one for directors who are not also employees and the other for employees. Grants under these plans provide an immediate and direct link to stockholder interests. The Company and its stockholders benefit from the increased morale and productivity that the Company believes are associated with these grants, as well as the ability to retain key employees through the vesting provisions contained in the plans.

     Option grants to executive officers have been based on the executive's corporate level of responsibility. To date, executive officers have received only one grant of stock options, the exercisability of which is subject to stockholder approval of the 1995 Equity Incentive Plan.

     The Compensation Committee unanimously recommends that the 1995 Equity Incentive Plan be approved, in order to confirm the 1995 grants and authorize the Company to continue making awards of this type of cost-effective, performance-based compensation.

OTHER COMPENSATION

     Executive Officers, along with all other eligible employees, participate in the Company's pension plan, 401(k) plan, and other health and life insurance benefits. The top five executive officers participate in a Supplemental Retirement Program (SERP), which provides a total retirement income of up to 65% of average annual compensation, reduced by amounts payable through social security, under the company-wide pension plan and under a predecessor SERP.

     The past year was a difficult transition year for the Company, both financially and structurally. The Company has been concerned with retaining key personnel who might otherwise have been attracted by incentives offered by competitors, or other business opportunities. Accordingly, prior to the tenure of the current Compensation Committee, certain executives were promised retention payments, payable to those executives who remained in the Company's employ through April 1, 1996. Such bonuses were paid on April 4, 1996. The Committee believes these payments were a material element in securing executive management's commitment to preserving and improving the Company's performance throughout the bankruptcy process, and to repositioning the Company during fiscal year end 1996.

TAX POLICY

     Internal Revenue Code ("IRC") Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Certain types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement.

     Compensation paid to executive officers during the last fiscal year did not exceed the deductibility threshold. The Compensation Committee believes it is more likely than not that the Company will be able to fully deduct all compensation paid in the foreseeable future.

     The Company has endeavored to structure its long-term and other incentives to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. To that end, the Company's 1995 Equity Incentive Plan limits the number of shares which may be covered by stock options granted to any one individual. However, since long-term incentives allow an individual to concentrate significant compensation in a single year, and because corporate objectives may not always be consistent with the requirements for full deductibility, it is conceivable that circumstances might arise under which some payments are not deductible under Section 162(m).

CONCLUSION

     The Compensation Committee believes that long-term stockholder value is enhanced by corporate and individual performance achievements. Through the plans described above, during the past fiscal year a significant portion of the Company's executive compensation was based on corporate performance, with industry-competitive pay practices establishing a baseline. The Committee believes equity compensation, in the form of stock options and restricted stock, is vital to the long-term success of the Company. The Company remains committed to this policy, recognizing the competitive market for talented executives may result in highly variable compensation for a particular time period.

June 12, 1996                      William G. Kagler, Chairman
                                   Daniel E. Josephs
                                   Roger E. Stangeland


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Board of Directors maintains a personnel and compensation committee (the "Compensation Committee") consisting of three directors. Since June 15, 1995, the members of the Compensation Committee have been Messrs. Kagler, Josephs and Stangeland, with Mr. Kagler acting as Chairman.

     No member of the Board participates in decisions regarding his own compensation as an executive officer of the Company.


COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial stockholders are required by regulations promulgated by the Securities and Exchange Commission to furnish the Company with copies of all
Section 16(a) reports they file. Based solely on its review of the copies of reporting forms furnished to the Company, or written representations that no annual Form 5 reports were required, the Company believes that all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 applicable to its directors, officers and any persons holding 10% or more of the Company's Common Stock with respect to the Company's fiscal year ended March 30, 1996, were satisfied.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

PRE-BANKRUPTCY RELATIONSHIPS AND TRANSACTIONS

     On January 25, 1995, the Company filed a petition under Chapter 11 of the federal bankruptcy laws. The Company emerged from bankruptcy on June 15, 1995, the effective date of the bankruptcy court's approval of the Company's reorganization plan. Prior to June 15, 1995, the Company was a wholly owned subsidiary of Grand Union Capital Corporation ("Capital"), which in turn was a wholly owned subsidiary of Grand Union Holdings Corporation ("Holdings"). Holdings was controlled by Miller Tabak Hirsch & Co. ("MTH") and its affiliates, which also control the Penn Traffic Company ("Penn Traffic"), a supermarket chain.

     The following applies to relationships which existed prior to June 15, 1995. Mr. Gary D. Hirsch served as Chairman and a Director of the Company and also as Chairman and a Director of Penn Traffic. Mr. Martin A. Fox served as a Director, Vice President and Assistant Secretary of the Company and Vice Chairman - Finance and Assistant Secretary of Penn Traffic. Messrs. Hirsch and Fox received compensation from MTH, of which Mr. Hirsch is a general partner of the managing partner, and Mr. Fox is Executive Vice President. Messrs. Hirsch and Fox did not receive salaries from Penn Traffic and did not participate in cash bonus plans of Penn Traffic, and received no compensation in their capacities as executive officers or directors of the Company.

     Until May 31, 1995, Mr. McCaig was a member of the Board of Directors of Penn Traffic, for which he received compensation of $10,000 per annum and $1,000 per Board of Directors meeting attended. Mr. McCaig became a Director of Holdings in July 1989 and a Director of Capital in July 1992. He became President of Holdings and Capital in May 1993. Mr. McCaig served as a Director of Penn Traffic from September 1992 until May 1995.

     Mr. Hirsch is no longer a director of the Company. While he was a director, the Company entered into the following transactions, with respect to which Mr. Hirsch is or was an indirect beneficiary. Prior to June 15, 1995, MTH was engaged as financial advisor to Penn Traffic and as a financial advisor to the Company, in the latter case pursuant to an agreement (the "MTH Agreement"), under which MTH was to have provided certain financial consulting and business management services to the Company through July 1997. In accordance with the Company's post-bankruptcy Reorganization Plan, the MTH Agreement was terminated on June 15, 1995 and the Company executed a settlement agreement (the "MTH Settlement Agreement"). The MTH Settlement Agreement provides for the termination of the MTH Agreement, payment by the Company of accrued and unpaid fees under the MTH Agreement through June 15, 1995, and for the indemnification of MTH and certain entities related to MTH (the "MTH Entities") from certain claims and liabilities, subject to the terms and limitations set forth in the MTH Settlement Agreement. The

Company deposited $3.0 million relating to the indemnification in escrow on June 15, 1995. During Fiscal 1996, the Company paid $315,000 to MTH pursuant to the MTH Agreement. On July 30, 1990, P&C Foods, which is indirectly controlled by MTH, and the Company entered into an Operating Agreement pursuant to which the Company acquired the right to operate thirteen P&C Foods' stores in New England under the Grand Union name until July 2000, with an option to extend the term of such operation for an additional five years. P&C Foods also granted the Company an option to purchase such stores. Pursuant to the Operating Agreement, the Company agreed to pay P&C Foods a minimum annual fee averaging $10.7 million per year during the ten-year lease term plus, beginning with the year commencing July 31, 1992, additional contingent fees of up to $700,000 per year based upon sales performance of the stores operated by the Company. In addition, the Company paid P&C Foods $7.5 million for the option to purchase the stores. Pursuant to the terms of the Operating Agreement, a $15 million prepayment of the annual fee was made to P&C Foods in connection with the recapitalization of the Company in 1992. The Operating Agreement was assumed during the Chapter 11 bankruptcy case and will continue on its current terms. From September 1993 until September 1995, the Company participated in a program to consolidate the purchasing, storage and distribution of health and beauty care and general merchandise product with Penn Traffic. During Fiscal 1996, the Company purchased from Penn Traffic's inventory of health and beauty care and general merchandise products at cost approximately $30.1 million for store operations and approximately $12.8 million at the termination of the agreement.

POST-BANKRUPTCY RELATIONSHIPS

     Mr. Ying, a director of the Company since June 15, 1995, has been a managing director of Donaldson Lufkin & Jenrette Securities Corporation ("DLJ") since January 1993. During Fiscal 1995 and Fiscal 1996, DLJ acted as financial advisor to the Informal Committee of certain holders of Subordinated Notes in connection with the restructuring of the Company and received compensation from the Company of $1,278,000 for such services.

     Near the end of Fiscal 1996, the Company entered into an agreement with DLJ to provide investment banking services and advice to the Company. During the term of DLJ's engagement, it had the exclusive right to act as sole managing underwriter, exclusive placement agent, sole dealer manager or exclusive solicitation agent with respect to any public offering of the Company's securities, any private offering of any of the Company's debt securities, or any exchange offer or refinancing transaction relating to the Company's Senior Notes or other securities of the Company. The agreement also contains various other provisions, including an obligation by DLJ to keep confidential certain information provided to it by the Company, and an obligation by the Company to indemnify and hold harmless DLJ, its parent and its affiliates, and the directors, officers, agents and employees of DLJ, its parent and its affiliates ("Indemnified Persons"), from and against various potential losses and liabilities arising out of or in connection with misstatements or omissions in disclosure documents or in connection with advice or services rendered by an Indemnified Person. In calendar 1996, the Company entered into the transaction described beginning on page 26, in connection with which DLJ rendered various services pursuant to the agreement, including a Fairness Opinion. In connection with the agreement DLJ received in calendar 1996 aggregate payments of $5,088,000, reflecting a Transaction Fee of $3,753,000, a Fairness Fee of $1,000,000 (for a fairness opinion), and reimbursement of expenses in the amount of $85,000. In addition, DLJ received a fee of $250,000 for services rendered in connection with solicitation of consents and waivers from the holders of the Company's Senior Notes.

     Mr. Geoffrey T. Moore, a nominee for director, is a managing director and executive officer of Shamrock Capital Advisors, Inc. ("SCA"). Pursuant to a three-year management services agreement (the "Services Agreement") dated July 30, 1996 between the Company and SCA, SCA shall consult with and provide advice to the officers and management employees of the Company concerning matters (i) relating to the Company's financial policies and the development and implementation of the Company's business plans and (ii) generally arising out of the business affairs of the Company. The Services Agreement expires by its terms in September 1999. SCA's compensation for such management and consulting services under the Services Agreement is expected to be $300,000 in the fiscal year ending in 1997. The Company will also reimburse SCA for its reasonable out-of-pocket costs and expenses incurred in connection with the performance of its services under the Services Agreement. The Company has also agreed to indemnify SCA against all claims, liabilities, expenses, losses or damages (or actions in respect thereof) related to or arising out of actions taken (or omitted to be taken) by SCA pursuant to the terms of the Services Agreement; provided that such liabilities did not result primarily from actions taken, or omitted to be taken, by SCA in bad faith or due to SCA's gross negligence or willful misconduct. The Company's obligations to indemnify SCA survive the expiration of the Services Agreement.

CERTAIN ARRANGEMENTS WITH THE INVESTORS

     Pursuant to the Stock Purchase Agreement, the Investors have agreed to cause (for so long as the Board of Directors of the Company is composed of a majority of directors nominated by the Investors and their affiliates) the Board of Directors to consist of at least nine members and to cause any slate of nominees presented by the Company for election as directors to include not less than a number of Disinterested Directors (as defined in the Stock Purchase Agreement) equal to one-third (rounded to the nearest whole number) of all directors; PROVIDED, that if the Investors and their affiliates hold less than 50% but more than 35% of the outstanding voting securities of the Company, the Investors will use their best efforts to cause any slate of nominees presented by the Company for election as directors to include not less than a number of Disinterested Directors equal to four-ninths (rounded to the nearest whole number) of all directors, and PROVIDED FURTHER, that if the Investors and their affiliates hold less than 35% of the outstanding voting securities of the Company, the Investors will use their best efforts to cause any slate of nominees presented by the Company for election as directors to include not less than a number of Disinterested Directors equal to five-ninths (rounded to the nearest whole number) of all directors. In each such case, the number of Disinterested Directors to be elected shall be calculated without regard to any directors which the holders of Preferred Stock shall be entitled to elect as a result of the default by the Company in the payment of six consecutive required quarterly dividends on the Preferred Stock.

     If the Company shall have failed to pay in full dividends on the Preferred Stock for six consecutive quarters, the Certificate of Designation provides that the size of the Board of Directors of the Company shall be increased by two, and the holders of shares of Preferred Stock, voting together as a single class, shall have the right to elect such two directors. The right to elect such two directors terminates upon payment in full of all dividends payable on the Preferred Stock, at which time the Board of Directors shall return to its previous size and the directors elected by the holders of the Preferred Stock shall be removed. In addition, such right to elect two directors shall not apply where the holders of Preferred Stock have the right to elect two directors through a class vote. The Investors have agreed in the Stock Purchase Agreement to waive any right to which they would be entitled to elect additional directors in the event of the default by the Company in the payment of six consecutive quarterly dividend payments on the Preferred Stock at any time the Board of Directors of the Company is composed of a majority of directors (other than Disinterested Directors) selected by the Investors.

     The Stock Purchase Agreement provides that as long as any of the members of the Board of Directors of the Company are selected by the Investors, the affirmative vote of at least a majority of the Disinterested Directors shall be required to take any of the following actions: (i) make any decision or take, or omit to take, any action on the Company's behalf with respect to the Company's rights and obligations pursuant to the Stock Purchase Agreement or any of the Transaction Documents (as defined in the Stock Purchase Agreement); (ii) make any decision or take, or omit to take, any action on the Company's behalf with respect to the Preferred Stock, the shares of Preferred Stock purchased by the Investors pursuant to the Stock Purchase Agreement or the Company's rights and obligations under the Certificate of Designation; (iii) approve any transactions between the Company and affiliates of the Investors, or either of them; and (iv) approve the Disinterested Directors previously nominated by the nominating committee of the Board of Directors for election as directors at any meeting of stockholders or the Board of Directors of the Company, which approval shall not be unreasonably withheld. Each Investor has also agreed in the Stock Purchase Agreement to vote any shares of Preferred Stock or Conversion Shares held by it from time to time in favor of the election of such Disinterested Directors.

     The Company has agreed in the Stock Purchase Agreement that the Company shall include in the slate of directors nominated and recommended by the Board of Directors of the Company one representative designated (i) by Trefoil, as long as Trefoil, together with its affiliates, owns securities of the Company representing at least 10% of the total voting power of all of the Company's outstanding securities, and (ii) by GEI, as long as GEI, together with its affiliates, owns securities of the Company representing at least 10% of the total voting power of all of the Company's outstanding securities, and that, if either such nominee is not elected as a director, to permit a representative of such Investor to act as a non-voting observer to the Board of Directors, with equal access to information, and inclusion in meetings, as though such non-voting observer were a member of the Board of Directors.

     In addition, the affirmative vote of the holders of at least a majority of the outstanding shares of Preferred Stock, voting separately as a single class, in person or by proxy, at a special or annual meeting of stockholders called for that purpose, shall be necessary to take certain other actions, as more fully described in the Certificate of Designation.

     Pursuant to a Stockholders Agreement between the Investors, the Investors have each agreed to vote all of their Preferred Stock and Common Stock received on conversion of the Preferred Stock ("Conversion Shares") in favor of all nominees for election as directors selected by each of them. The Investors have further agreed that the first and third nominees which the Investors shall be entitled to select shall be selected by Trefoil, the second and fourth nominees which the Investors shall be entitled to select shall be selected by GEI, and any further nominees which the Investors shall be entitled to select shall be selected by mutual agreement between the Investors. The Investors have further agreed thereunder that, if either of them shall agree to purchase or sell Shares, Conversion Shares or additional shares of Common Stock (other than on a public exchange), the Investor who shall have entered into such agreement is required to permit the other Investor to participate in such purchase or sale on a pro rata basis. Pursuant to the Stockholders Agreement, Trefoil has agreed that GEI shall control the timing of the conversion by the Investors of Preferred Stock into Conversion Shares.

1995 CHANGE IN CONTROL

     Prior to the Company's filing for relief from bankruptcy under Chapter 11, the Company was controlled by Mr. Gary D. Hirsch. Through a network of holding companies and partnerships, Mr. Hirsch was the beneficial owner, within the meaning of SEC regulations, of more than 75% of the Company's Common Stock.

     Pursuant to the Company's plan of reorganization, effective June 15, 1995, the Company's Senior Subordinated Notes were canceled and former holders of those notes were issued 10,000,000 shares of the Company's new Common Stock. Claims in the aggregate amount of $602,494,000 from the holders of those Senior Subordinated Notes were canceled. Approximately 3,243,830 shares (32.44% of the Common Stock currently outstanding) are beneficially owned, directly or indirectly, by Putnam Investments, Inc. Putnam Investments, Inc. wholly owns two registered investment advisers: Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. Shares of Common Stock beneficially held by Putnam Investments, Inc. are as a result of the holdings of various investment funds and other institutional investors for which Putnam Investment Management, Inc., The Putnam Advisory Company or affiliated entities act as investment advisers. These shares of Common Stock include the shares held by Putnam High Yield Trust and Putnam Diversified Income Fund, whose holdings are also separately reported in the table on page 4 above. The directors of the Company who took office on June 15, 1995 were selected by certain members of the Official Committee of Unsecured Creditors which was appointed by the United States Trustee for the District of Delaware. Putnam Investments, Inc. was also a member of the Official Committee of Unsecured Creditors.

     For further details, see the Company's Second Amended Chapter 11 Plan of Reorganization, incorporated herein by reference to Exhibit T3E1 to the Company's Form T-3 dated May 8, 1995 and filed with the Securities and Exchange Commission.

1996 CHANGE IN CONTROL

     On July 30, 1996, the Company entered into a definitive agreement (the "Stock Purchase Agreement") to sell $100 million of Preferred Stock to an investment group comprised of Trefoil Capital Investors II, L.P. ("Trefoil"), a Delaware limited partnership, and GE Investment Private Placement Partners II, A Limited Partnership ("GEI"), a Delaware limited partnership (collectively, the "Investors"). Pursuant to the Stock Purchase Agreement, the Investors have agreed to purchase, and the Company has agreed to sell, an aggregate of 2,000,000 shares of Preferred Stock at a purchase price of $50 per share in stages through February 25, 1998. On September 17, 1996, the first stage of the transaction was closed, and the Investors acquired 800,000 shares of Preferred Stock for an aggregate purchase price of $40 million. Any or all of the remaining purchases may be accelerated by the Investors, with or without the approval of the Company. Each of the remaining purchases is subject to the satisfaction or waiver of certain closing conditions as specified in the Stock Purchase Agreement.

     The general partners of Trefoil are Trefoil Investors II, Inc., a Delaware corporation ("Trefoil II"), and Sigma Hedge Partners, G.P., a Delaware partnership ("Sigma"). Trefoil II is the managing general partner of Trefoil. The general partners of Sigma are Delta PT Investors Corporation, a Delaware corporation ("Delta"), and Epsilon Equities, Inc., a Delaware corporation ("Epsilon"), each of which is wholly owned by the General
Electric Pension Trust, a New York common law trust ("GEPT"). The principal executive offices of Trefoil and Trefoil II are located at 4444 Lakeside Drive, Burbank, California 91505. The principal executive offices of Sigma, Delta, Epsilon and GEPT are located at 3003 Summer Street, P.O. Box 7900, Stamford, Connecticut 06904. GE Investment Management Incorporated, a
Delaware Corporation ("GEIM"), serves as the managing general partner of GEI. GEIM is a wholly owned subsidiary of General Electric Company and a registered investment advisor. The principal executive offices of GEI, GEIM and General Electric Company are located at 3003 Summer Street, P.O. Box 7900, Stamford, Connecticut 06904.

     Pursuant to the Stock Purchase Agreement the Investors may be deemed to have acquired beneficial ownership of the shares of Common Stock into which the Preferred Stock issued to them is convertible. On September 17, 1996, the Company closed the first tranche pursuant to the Stock Purchase Agreement, and five of the Investors' designees were appointed to the Board. Pursuant to these actions, the Investors have effectively acquired control of the Board of Directors of the Company. (See the discussion beginning on page 24, above.) The Investors currently have the right, by exercising their rights to acquire Preferred Stock and convert that stock into shares of Common Stock, to acquire sufficient shares to give them a majority of the shares of Common Stock outstanding, assuming no additional shares of Common Stock are issued.

     The total amount of funds required by Trefoil to purchase the Preferred Stock to be purchased by it pursuant to the Stock Purchase Agreement is $50 million. Sigma expects to obtain the necessary funds from capital contributions by its partners. Trefoil II, Delta and Epsilon each expects to obtain the necessary funds to make their respective capital contributions from capital contributions by their respective stockholders. GEPT expects to obtain the necessary funds to make its capital contributions from plan assets. The total amount of funds required by GEI to purchase the Preferred Stock to be purchased by it pursuant to the Stock Purchase Agreement is $50 million. GEI expects to obtain the necessary funds from capital contributions from its partners.

     Pursuant to the Stock Purchase Agreement, the Company paid to each of SCA (as investment manager for Trefoil) and GEIM (as investment manager for GEI) a
$2,000,000 transaction fee pursuant to the Stock Purchase Agreement.   The
Company has also agreed to pay directly, or reimburse the Investors for, all fees and expenses incurred by the Investors in connection with the Stock Purchase Agreement and the transactions contemplated thereby, up to a maximum amount of $1 million.

                                  PROPOSAL TWO

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

     The Board of Directors has adopted two equity compensation plans from which to grant stock options: the 1995 Non-Employee Directors' Stock Option Plan, for non-employee directors, and the 1995 Equity Incentive Plan, for employees of the Company. The Company believes such plans are essential to recruit and retain high-caliber personnel to serve as members of the Board of Directors and in management.

     Your Board recommends a vote "FOR" the 1995 Non-Employee Directors' Stock Option Plan, as amended, and the authorization to issue up to fifty thousand (50,000) shares of Common Stock thereunder. The Directors' Plan must be approved by the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to be cast on the matter by holders of Common Stock and Preferred Stock voting together. Abstentions are counted in tabulating the total votes cast, but broker non-votes are not. Brokers who have not received instructions from their beneficial owners are not authorized to vote such shares on the proposal.

     The 1995 Non-Employee Directors' Stock Option Plan was originally approved by the Board of Directors on December 12, 1995, and amended thereafter on June 13, 1996. The term "Directors' Plan" refers to the 1995 Non-Employee Directors' Plan, as amended. The authorization to issue stock options pursuant to the Plan expires December 12, 2005, unless terminated earlier by the Board of Directors. The principal features of the Directors' Plan are summarized below, but the summary is qualified in its entirety by reference to the Directors' Plan itself, attached hereto as Appendix A.

ELIGIBILITY AND PURPOSE

     The Directors' Plan provides for the grant by the Company of options to purchase up to an aggregate of fifty thousand (50,000) shares of Common Stock of the Company to those members of the Board of Directors who are not also employees of the Company. As of the record date, four (4) current non-employee directors and one former director were eligible to participate in the Directors' Plan. The purpose of the Directors' Plan is to enable the Company to attract and retain persons who can make significant contributions to the success of the Company by serving as members of the Board of Directors, and to reward and motivate such persons by providing them with an equity participation in the Company.

NUMBER OF SHARES GRANTED

     The Company's Common Stock is quoted on the NASDAQ National Market System under the symbol GUCO. On the record date, the last reported sale
price for the Common Stock was $____ per share.   As of the record date,
options to purchase an aggregate of 25,000 shares of Common Stock (net of canceled options) have been granted under the Directors' Plan, to the persons indicated below, and options to purchase an additional 210,680 shares were granted to employees under the 1995 Equity Incentive Plan (see page 30). The following table shows the options granted and currently outstanding under the Directors' Plan. Those options become fully exercisable if the Directors' Plan is approved by stockholders. The exercise price for the options identified in the table below is $5.75 per share.

        NAME                      NUMBER OF SHARES           FUTURE
                                 COVERED BY CURRENT          ANNUAL
                                   OPTIONS VESTED            GRANTS

     Roger E. Stangeland                5,000                 1,500
     Daniel E. Josephs                  5,000                 1,500
     William G. Kagler                  5,000                 1,500
     Douglas T. McClure, Jr.            5,000                   --
     David Y. Ying                      5,000                 1,500

     In addition, the following nominees for director would receive, on their initial election by stockholders, stock options covering 5,000 shares, and on each re-election by stockholders future annual grants of stock options covering 1,500 shares: James J. Costello, Clifford A. Miller, Geoffrey T. Moore, and J. Richard Stonesifer. Each such grant becomes vested after six months as to one-third of the shares, after no longer than one year as to an additional one-third of the shares, and after no longer than two years as to the remaining one-third.

PLAN ADMINISTRATION

     The Directors' Plan provides that it is to be administered by a committee appointed by the Board of Directors, or in the absence of such appointment, by the Board itself. Presently, no committee has been appointed by the Board to administer the Directors' Plan. The Committee (or Board) may at any time or times amend the plan for any purpose which may at the time be permitted by law, but in no event (except to comply with the provisions of the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder) more than once in any six-month period.

TERMS OF DIRECTOR OPTIONS

     NUMBER AND VESTING. Under the Directors' Plan as amended, each new director who is not also an employee receives automatically a nonqualified option covering 5,000 shares, granted the date the director is first elected by the stockholders. Each director also receives, on re-election by the stockholders, an option covering 1,500 shares. The exercise price of each such director option is fair market value on the date of election or re-election, as applicable. Director options currently outstanding, in the amount of 5,000 per director, vested in full on August 19, 1996, pursuant to the change in control provisions of the Directors' Plan. All options granted after July 1, 1996, vest in increments of approximately one-third each six months after election, on the earlier of the first anniversary of election or the stockholder meeting closest thereto, and on the earlier of the second anniversary of election or the stockholder meeting closest thereto. Options also vest in certain circumstances involving a change in control.

     EXPIRATION DATE. Director formula options expire ten years after the date of grant, or earlier in the event of termination of service as a director, death or disability. Director options expire no later than one year after a director dies or becomes disabled, and no later than one year after the person ceases to be a director for any other reason. If a director dies or becomes disabled, all options which are not vested within 30 days after the date of death or disability are terminated. If a director terminates service as a director for any reason other than death or disability, all options which are not vested on the last day of his service are terminated.

     Effective September 17, 1996, Mr. Douglas T. McClure, Jr. resigned from the Board. Mr. McClure's stock option covering 5,000 shares became fully vested on August 19, 1996, and subject to stockholder approval of the Plan will be exercisable from the date of such approval through September 16,

1997. Options currently held by Messrs. Stangeland, Josephs, Kagler and Ying also became fully vested on August 19, 1996, pursuant to the change of control provision in the Directors' Plan, subject to stockholder approval of the Plan.

     PAYMENT. Payment for shares upon exercise of an option must be made in full at the time of exercise. The form of consideration payable upon exercise of an option shall, at the discretion of the Stock Option Committee, be (i) by tender of United States dollars in cash, check, bank draft or money order;
(ii) subject to any legal restriction against the Company's acquisition or purchase of the Company's shares of Common Stock, by delivery of shares of Common Stock, which have been held by the optionee for at least six months and which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date preceding the date of exercise or purchase as described in the immediately preceding paragraph hereof; (iii) by the issuance of a promissory note bearing an interest rate not less than the prime rate as reported in the Wall Street Journal, plus two percent; (iv) by the issuance by a broker of an undertaking to deliver the exercise price; or
(v) pursuant to any combination of the above methods or such other methods as may be provided for in the Directors' Plan from time to time.

CHANGE-IN-CONTROL PROVISIONS

     In the event of a change in control of the Company, certain provisions take effect to accelerate the vesting of outstanding options and to provide for cash payment in settlement of unexercised options. On the twentieth (20th) trading day prior to the effective date of the change in control all stock options not otherwise vested become fully vested. In addition, the value of any unexercised option is paid out in cash unless the award holder receives either (i) the right to acquire the same basket of cash and securities available to holders of Common Stock, or (ii) if pooling of interests is a condition of the transaction, an equivalent right in a successor security which would enable the transaction to qualify for pooling of interests. A change-in-control is defined to include:
(1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger, or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or (4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of determining whether a change in control has occurred, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.

ADJUSTMENTS IN CAPITALIZATION

     In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Directors' Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under an option granted pursuant to the Directors' Plan.

FEDERAL TAX CONSEQUENCES

     The following is a brief summary of the tax effects under the Internal Revenue Code (the "Code") with respect to options granted under the Directors' Plan.

     Only nonqualified stock options are granted under the Directors' Plan, i.e., options not qualified for favorable tax treatment under Section 422 of the Code. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Upon exercise, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee.

ACCOUNTING TREATMENT

     Generally, for an option granted with an exercise price at fair market value at the time of grant, the Company will not incur a compensation charge. For options outstanding at the time of stockholder approval, the Company will incur a charge based on the amount by which the fair market value of shares subject to the option on the date of stockholder approval exceeds the exercise price of the option.


                                 PROPOSAL THREE

                           1995 EQUITY INCENTIVE PLAN

     The Company maintains two equity compensation plans from which it grants stock options: the 1995 Equity Incentive Plan, for employees of the Company, and the Directors' Plan, for non-employee directors. The Company believes such plans are essential to recruit and retain high-caliber personnel to serve as members of the Board of Directors and in management.

     Your Board recommends a vote "FOR" the 1995 Equity Incentive Plan, and the authorization to issue up to nine hundred fifty thousand (950,000) shares of Common Stock thereunder. The Plan must be approved by the affirmative vote of a majority of the votes cast on the matter by holders of Common Stock and Preferred Stock, voting together. Abstentions are counted in tabulating the total votes cast, but broker non-votes are not. Brokers who have not received instructions from their beneficial owners on this proposal are not authorized to vote such shares on the proposal.

     The 1995 Equity Incentive Plan was originally approved by the Board of Directors on October 26, 1995, and amended thereafter on June 13, 1996 and October 3, 1996. The principal features of the 1995 Equity Incentive Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself, attached hereto as Appendix B.

ELIGIBILITY

     The 1995 Equity Incentive Plan, as amended (referred to hereafter as the "Employee Plan"), provides for the grant by the Company of options and/or rights to purchase up to an aggregate of nine hundred fifty thousand (950,000) shares of Common Stock of the Company to its officers, employees, or other persons or entities who are in a position to make a significant contribution to the success of the Company or its subsidiaries. As of the record date, five (5) executive officers and 29 other employees were eligible to participate in the Plan. The purpose of the Employee Plan is to enable the Company to attract and retain persons of ability as employees, officers and consultants and to motivate such persons by providing them with an equity participation in the Company. The authorization to grant Awards under the plan expires October 26, 2005, unless terminated earlier by the Board of Directors. Awards outstanding prior to that date continue to be governed by the Employee Plan until they are exercised, canceled, or expire by their terms.

NUMBER OF SHARES GRANTED

     The Company's Common Stock is quoted on the NASDAQ National Market System under the symbol GUCO. On the record date, the last reported sale
price for the Common Stock was $____ per share.   As of the record date,
options to purchase an aggregate of 210,680 shares of Common Stock (net of canceled options) have been granted under the Plan, to the following persons indicated below, and options to purchase an additional 25,000 shares were granted to directors who are not also employees under the Directors' Plan. The following table shows the options granted and currently outstanding, all of which are fully vested and become immediately exercisable if the Employee Plan is approved by stockholders. The exercise price for each of the options identified below is $6.625 per share.

NAME AND POSITION                             NUMBER OF SHARES COVERED BY OPTION

Joseph J. McCaig                                                        47,800
     President, Chief Executive Officer and Director
William A. Louttit                                                      28,000
     Executive Vice President and Chief Operating Officer
Darrell W. Stine                                                        19,000
     Executive Vice President, Operations
Kenneth R. Baum                                                         11,720
     Senior Vice President, Chief Financial Officer and Secretary
Gilbert C. Vuolo                                                         6,560
     Senior Vice President, Human Resources and Labor Relations

All Current Executive Officers as a group                              113,080
All Other Employees as a group                                          97,600

TYPES OF AWARDS

     The Employee Plan permits the grant of stock options, restricted stock, stock appreciation rights, unrestricted stock awards, deferred stock awards, performance awards, supplemental grants and other incentive awards (collectively, "Awards") to executive officers and key personnel.

TERMS OF STOCK OPTIONS

     Options granted under the Employee Plan may be either "incentive stock options", within the meaning of Section 422 of the Internal Revenue Code, or "nonqualified stock options".

     EXERCISE PRICE. The exercise price of options that are intended to be incentive stock options must be at least equal to the fair market value of the Common Stock of the Company as of the date of grant.

     NUMBER OF SHARES. No optionee may be granted incentive stock options under the Employee Plan to the extent that the aggregate fair market value (determined as of the date of grant) of the shares of Common Stock with respect to which incentive options are exercisable for the first time by the optionee during any calendar year would exceed $100,000. No optionee may receive under the Employee Plan an aggregate of options and rights covering more than 500,000 shares.

     VESTING. Employees may only exercise vested options. Unless specified otherwise in the option agreement, options granted under the Employee Plan become vested in increments of 25% each on the first, second, third and fourth anniversaries of the date of grant. Options also become vested in certain circumstances involving a change in control (see below).

     EXPIRATION DATE. Options granted under the Employee Plan expire ten years after the date of grant, or earlier in the event of death, disability, or termination of service. In general, options expire no later than one year after an optionee dies or becomes disabled, and no later than one year after termination of service. An employee on leave of absence is deemed to have terminated service six months after the leave commences, unless the leave is approved by the Committee administering the Employee Plan or the employee has received a written guarantee of right of reemployment. Except as otherwise determined by the Committee, all options which are not vested immediately prior to death, disability, last day of employment or date of a change in status are terminated.

     PAYMENT. Payment for shares upon exercise of an option must be made in full at the time of exercise, or issuance with respect to restricted stock. The form of consideration payable upon exercise of an option or purchase of restricted stock shall, at the discretion of the Compensation Committee, be
(i) by tender of United States dollars in cash, check or bank draft; (ii) subject to any legal restriction against the Company's acquisition or purchase of the Company's shares of Common Stock, by delivery of shares of Common Stock, which shall be deemed to have a value equal to the aggregate fair market value of such shares determined on the date of exercise or purchase as described in the Employee Plan; (iii) by the issuance of a promissory note acceptable to the Committee administering the Employee Plan;
(iv) by the issuance by a broker of an undertaking to deliver the exercise price; or (v) pursuant to any combination of the above methods or such other methods as may be provided for in the Employee Plan from time to time.

TERMS OF OTHER AWARDS

     STOCK APPRECIATION RIGHTS. Stock Appreciation Rights ("SARs") allow an individual to receive cash based on stock price appreciation. Generally, on exercise of an SAR, the holder receives cash in the amount by which the fair market value on the date of exercise exceeds the fair market value on the date the SAR was awarded, times the number of shares with respect to which the SAR is exercised, although the amount payable under an SAR may also be linked to or adjusted for changes in a stock index or indices or one or more other stocks. SARs may be granted alone or in tandem with stock options. In the event the SAR is granted in tandem with an option, the exercise of the SAR will reduce the number of shares exercisable under the option. SARs have the same exercise periods following death, disability or termination of service as are applicable to stock options.

     RESTRICTED STOCK AWARDS. Restricted Stock Awards are shares of stock purchased by an individual at par value, but which may not be sold, transferred, pledged, assigned or otherwise encumbered until certain conditions are satisfied. The holder of restricted stock has voting rights and the right to receive dividends with respect to the shares. If the individual terminates service with the Company before the conditions are satisfied and the restrictions lapse, whether by reason of death, disability or otherwise, the restricted stock must be resold to the Company at par value.

     DEFERRED STOCK AWARDS. Deferred Stock Awards are rights to receive future delivery of unrestricted shares of stock. Such delivery may be contingent on satisfaction of specified conditions. If the individual terminates service with the Company before the Award is vested, whether by reason of death, disability or otherwise, the Award terminates.

     PERFORMANCE AWARDS. Performance Awards are rights to receive cash or stock on the satisfaction of certain performance conditions or goals, whether corporate, individual, industry, or some other goal or combination of goals. If the individual terminates service with the Company before the Award is vested, whether by reason of death, disability or otherwise, the Award terminates.

     LOANS. Participants may also receive, at the discretion of the Committee, a loan to purchase stock under an Award or to pay federal, state and local income taxes with respect to income recognized as a result of an Award. Such loans may not exceed ten years in duration.

     SUPPLEMENTAL GRANTS. Supplemental Grants are cash amounts designed to make a participant whole with respect to tax liabilities, by providing for payment to the participant of a tax gross-up payment in an amount which, net of taxes, does not exceed the tax liability with respect to an Award (assuming the highest marginal rate for federal, state and local income taxes). If the individual terminates service with the Company before the Award is vested, whether by reason of death, disability or otherwise, the Award terminates.


PLAN ADMINISTRATION

     The Employee Plan provides that it is to be administered by a committee of the Board of Directors, or in the absence of such appointment, by the Board itself. Presently, the Board of Directors administers the Plan and fulfills the functions of the committee. The Committee has broad discretion to determine the persons entitled to receive options and/or other Awards under the Plan, the terms and conditions on which options and/or Awards are granted and the number of shares subject thereto. The Committee also has discretion to determine the nature of the consideration to be paid upon the exercise of an option and/or right to purchase granted under the Plan.

     The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code and to continue to qualify under Rule 16b-3 promulgated under Section 16 of the 1934 Act.

CHANGE-IN-CONTROL PROVISIONS

     In the event of a change in control of the Company, certain provisions take effect to accelerate the vesting of outstanding options and to provide for cash payment in settlement of unexercised options. Under both plans, on the twentieth (20th) trading day prior to the effective date of the change in control all stock options not otherwise vested become fully vested, and any restrictions or other conditions applicable to restricted stock or other incentives awarded lapse or are deemed satisfied and such awards become fully vested and/or immediately payable. In addition, the value of any canceled award is paid out in cash unless the award holder receives either (i) the right to acquire the same basket of cash and securities available to holders of Common Stock, or (ii) if pooling of interests is a condition of the transaction, an equivalent right in a successor security which would enable the transaction to qualify for pooling of interests. A change-in-control is defined to include: (1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger, or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or
(4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of determining whether a change in control has occurred, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.

ADJUSTMENTS IN CAPITALIZATION

     In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Employee Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under an Award granted pursuant to the Employee Plan.

FEDERAL TAX CONSEQUENCES

     Options granted under the Employee Plan may be either "incentive stock options," within the meaning of Section 422 of the Internal Revenue Code, or "nonqualified stock options." The following is a brief summary of the tax effects under the Internal Revenue Code (the "Code") that may accrue to participants in the Plan.

     NONQUALIFIED STOCK OPTIONS. No taxable income is recognized by an optionee upon the grant of a nonqualified stock option. Upon exercise, the optionee will recognize ordinary income in the amount by which the fair market value of the shares purchased, on the date of exercise, exceeds the exercise price paid for such shares. The income recognized by the optionee will be subject to income tax withholding by the Company out of the optionee's current compensation. If such compensation is insufficient to pay the taxes due, the optionee will be required to make a direct payment to the Company for the balance of the tax withholding obligation. The Company will be entitled to a tax deduction equal to the amount of ordinary income recognized by the optionee, provided the applicable withholding and/or reporting requirements are satisfied.

     INCENTIVE STOCK OPTIONS. No taxable income will be recognized by an optionee under the Employee Plan upon the grant of an incentive stock option.
If the optionee holds the stock for at least two years after the grant of the options and one year after the exercise of the option, no taxable income will be recognized on the exercise of an incentive stock option, and the optionee will recognize capital gains on the sale of the stock. If an incentive stock option is exercised more than three months after a termination of service, it will be treated as an exercise of a nonqualified option. If shares received on exercise of an incentive stock option are sold within one year after exercise or two years after the grant date, the tax treatment of the gain or loss realized will depend upon how long the shares were held before their sale or disposition. The Company receives no tax benefit from incentive stock options granted unless the optionee fails to meet the timing requirements set forth above and the option is taxable as a nonqualified option.

     RESTRICTED STOCK, DEFERRED STOCK, STOCK APPRECIATION RIGHTS AND PERFORMANCE AWARDS. The receipt of restricted stock, deferred stock rights, stock appreciation rights or performance awards will not result in a taxable event until the applicable period(s) of restriction lapse and the award becomes fully vested and exercisable, at which time the participant must recognize ordinary income equal to the fair market value of the Award, less any payments made.
With respect to restricted stock, a participant may make an election under
Section 83(b) of the Code to be taxed as of the date of grant.  If a
Section 83(b) election is made, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of such shares on the date of grant over the amount paid for such shares. If no amount is paid for such shares, the participant will recognize ordinary income in an amount equal to the fair market value of such shares on the date of the grant.

     COMPANY DEDUCTION. Generally, the Company will be entitled to a deduction in the amount of any ordinary income recognized by an employee with respect to an Award. Internal Revenue Code ("IRC") Section 162(m) limits deductions for certain executive compensation in excess of $1 million. Stock options granted with exercise prices at fair market value will be deductible without regard to the $1 million limit if the options are granted by a committee of outside directors who meet the requirements specified under Section 162(m). Other types of compensation are deductible only if performance criteria are specified in detail, and payments are contingent on stockholder approval of the compensation arrangement. Compensation paid to executive officers during the last fiscal year did not exceed the deductibility threshold. The Compensation Committee believes it is more likely than not that the Company will be able to fully deduct all compensation paid in the foreseeable future. The Company has endeavored to structure its long-term and other incentives to achieve maximum deductibility under Section 162(m) with minimal sacrifices in flexibility and corporate objectives. To that end, the Company's 1995 Equity Incentive Plan limits the number of shares which may be covered by stock options granted to any one individual. However, since long-term incentives allow an individual to concentrate significant compensation in a single year, because corporate objectives may not always be consistent with the requirements for full deductibility, and because the directors on the committee granting awards may not always meet the requirements under Section 162(m), it is conceivable that circumstances might arise under which some payments are not deductible under
Section 162(m).

ACCOUNTING TREATMENT

     Generally, for an option granted with an exercise price at fair market value at the time of grant, the Company will not incur a compensation charge. For options outstanding at the time of stockholder approval, the Company will incur a charge based on the amount by which the fair market value of shares subject to the option, determined on the date of stockholder approval, exceeds the exercise price of the option. For restricted stock, the Company will incur a charge taken ratably over the vesting period of the stock, based on the fair market value at the time of the award. For other Awards, generally the Company will incur a charge taken ratably over the vesting period, and increased or decreased each quarter to take into account changes in market value.

                                  PROPOSAL FOUR

                       INCREASE IN AUTHORIZED COMMON STOCK


     The Board of Directors on August 15, 1996 unanimously adopted a resolution proposing an amendment of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock authorized to be issued by the Company from 30,000,000 to 60,000,000, and to reduce the par value of Common Stock from $1.00 per share to $.01 per share. Your Board recommends a vote "FOR" the amendment to the certificate of incorporation to increase the number of authorized shares of Common Stock to 60,000,000 and to reduce the par value of Common Stock to $.01 per share. The affirmative vote of the majority of all outstanding shares of Common Stock, voting separately as a class, in addition to the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Preferred Stock and of Common Stock, voting together, shall be necessary to approve the amendment. The Company is also seeking the affirmative vote of the majority of the votes entitled to be cast by holders of all outstanding shares of Preferred Stock, voting as a class. Inasmuch as the amendment requires for approval the affirmative vote of a majority of the votes entitled to be cast by outstanding shares, abstentions and broker non-votes have the same effect as a vote against the amendment. Brokers who have not received instructions from their beneficial owners on this proposal are not authorized to vote such shares on the proposal. The full text of Article Fourth, as such article is proposed to be amended, is set forth in full as Appendix C to this proxy statement.

     As of September 30, 1996, the Company had 10,000,000 shares of Common Stock outstanding, 900,000 shares of Common Stock reserved for issuance on exercise of warrants issued by the Company, and 1,000,000 shares of Common Stock reserved for issuance pursuant to options authorized under the Company's 1995 Equity Incentive Plan and 1995 Non-Employee Directors' Stock Option Plan. In addition, 13,811,435 shares are issuable on conversion of Preferred Stock currently outstanding or to be issued pursuant to the Stock Purchase Agreement. The terms of the Preferred Stock call for the Company to pay dividends, which the Company may elect to pay in cash or issuing additional shares of Preferred Stock or Common Stock. If all of the Preferred Stock dividends are paid in additional shares of Preferred Stock, without the proposed increase in authorized Common Stock there would not be sufficient shares of authorized and unissued Common Stock to pay non-cash dividends for the full five years during which the Company may otherwise be permitted to do so. Other than as described in this paragraph, the Company has no specific understandings, arrangements or agreements with respect to any future acquisitions or other transactions which would require the Company to issue any new shares of its Common Stock.

     The Board of Directors believes that it is in the best interest of the Company to have a greater number of authorized and unissued shares of Common Stock. In addition to enhancing the Company's ability to pay dividends on the Preferred Stock in additional shares of Preferred Stock and Common Stock, a greater number of authorized shares will give the Company added flexibility in its corporate planning and in responding to developments in the Company's business, including possible financings, investment opportunities, acquisitions, mergers, share exchanges, stock splits or dividends, without incurring the expense and delay of a special stockholders' meeting where the vote of the Company's stockholders is not otherwise required. The Board of Directors believes that the availability of such additional authorized shares will help the Company attract and retain talented employees through the grant of stock options and other stock-based incentives. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for a person who does not purchase or have the opportunity to purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power. The additional shares of Common Stock to be authorized will be issuable without further authorization by vote or consent of the stockholders and on such terms and for such consideration as may be determined by the Board of Directors, except as may be required by applicable laws or the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded.

     The change in par value will allow the Company to transfer from stated capital to surplus an amount of $9,900,000, the difference between the current aggregate par value of the shares currently outstanding and the new par value of the shares currently outstanding. Such transfer will have no negative effect on the cash position or other assets of the Company, and may enhance the ability of the Company to pay a dividend at some time in the future.

     Although any issuance of Common Stock by the Board of Directors would be based on its judgment as to the best interests of the Company and its stockholders, increasing the number of authorized shares of Common Stock could, in certain circumstances, render more difficult or discourage a merger, takeover or proxy contest, and thus potentially have an anti-takeover effect, if additional shares of Common Stock were issued under circumstances intended to discourage or make more difficult an attempt by a person or organization to gain control of the Company. Such an effect could deter certain types of transactions which might be proposed, whether or not such transactions were favored by a majority of the stockholders, and could enhance the ability of officers and directors to retain their positions. The Board of Directors does not, however, view the proposed increase as part of an "anti-takeover" strategy and does not presently intend to propose at future meetings of the stockholders other measures that could be considered "anti-takeover" in nature. As described on page 26 of this proxy statement, the Company recently entered into an agreement pursuant to which two new investors, Trefoil and GEI, have acquired control of the Company. A majority of the Board's current slate of nominees for director have been designated by these Investors, and these Investors control or have the right to acquire sufficient shares to impede or prevent a third party from taking control of the Company, without regard to whether the amendment to increase shares of authorized Common Stock is adopted.

     The additional shares of Common Stock for which authorization is sought will be a part of the existing class of Common Stock and, if and when issued, will have the same rights and privileges as the shares of Common Stock presently outstanding. No holder of Common Stock has any preemptive rights.

                                  PROPOSAL FIVE

                             "FAIR PRICE" AMENDMENT


     In connection with the negotiation of the Stock Purchase Agreement, the Company asked for, and the Investors agreed to support, an amendment to the Certificate of Incorporation to add a new Article (the "Fair Price Amendment"). The Fair Price Amendment is designed, with limited exceptions, to allow holders of the Company's Common Stock to receive for their shares the same consideration paid by an Interested Stockholder for other shares of Common Stock. The full text of the proposed new article is set forth in full as Appendix D to this proxy statement.

     The Fair Price Amendment was unanimously approved by the Company's Board of Directors on August 15, 1996. Pursuant to the Fair Price Amendment, any person who proposes to engage in an extraordinary transaction involving the Company must either (i) obtain the approval of at least 75% of the stockholders of the Company (other than such person or any affiliates of such person), (ii) obtain the prior approval of at least a majority of the Continuing Directors (as defined in the Fair Price Amendment), or (iii) pay to each of the stockholders in such transaction consideration equal to at least the highest price paid for any share of the Company's Common Stock by such person during the preceding two years (excluding any Preferred Stock purchased by the Investors pursuant to the Stock Purchase Agreement).

     Your Board recommends a vote "FOR" the Fair Price Amendment to the Company's Certificate of Incorporation. The Amendment must be approved by the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Preferred Stock and of Common Stock, voting together. The Company is also seeking the affirmative vote of the majority of the votes entitled to be cast by holders of all outstanding shares of Preferred Stock, voting as a class, and the affirmative vote of the majority of votes entitled to be cast by holders of all outstanding shares of Common Stock, voting as a class. Inasmuch as the amendment requires for approval the affirmative vote of a majority of the votes entitled to be cast by all outstanding shares, abstentions and broker non-votes have the same effect as a vote against the amendment. Brokers who have not received instructions from their beneficial owners on this proposal are not authorized to vote such shares on the proposal. Pursuant to the Stock Purchase Agreement, the Investors agreed to vote their shares in favor of the proposed amendment.

     The Fair Price Amendment is designed, with limited exceptions, to allow holders of the Company's Common Stock to receive for their shares the same consideration paid by an Interested Stockholder for other shares of Common Stock. The Fair Price Amendment would make it more difficult for a third party to engage in two-tier pricing and similar inequitable tactics in a takeover attempt. The Fair Price Amendment is not designed to prevent or discourage tender offers for the Company. The Fair Price

Amendment would discourage some takeover attempts by persons intending to acquire the Company in two steps and to eliminate remaining stockholder interests by means of certain business combination transactions involving less consideration per share than the acquiring person had paid for its initial interest in the Company.

     In connection with the negotiation of the Stock Purchase Agreement, the Company asked for, and the Investors agreed to support certain amendments to the Company's By-laws which were unanimously adopted by the Board of Directors on August 15, 1996. These By-law amendments impose certain timing, disclosure and other procedural requirements on a stockholder that desires to propose nominees for election as directors or to present other proposals for action to be taken at an annual meeting of stockholders.

DESCRIPTION OF THE FAIR PRICE AMENDMENT

     Under the proposed amendment, the affirmative vote of at least 75% of the outstanding voting stock not beneficially owned by any "Interested Stockholder" (as defined below and including any "Affiliate" or "Associate" thereof as defined in the provision) is needed to approve a "Business Combination," unless certain exceptions are satisfied. A "Business Combination" is defined to include certain transactions by the Company or any of its Subsidiaries, including, without limitation, (i) any merger or consolidation with an Interested Stockholder or the Affiliate or Associate of an Interested Stockholder; (ii) any merger or consolidation of the Company with any of its subsidiaries which has the effect, directly or indirectly, of increasing the proportion of outstanding shares that an Interested Stockholder beneficially owns of any class or series of Company capital stock or securities convertible into capital stock of the Company or a subsidiary thereof; and (iii) any agreement, contract or other arrangement providing for an action specified in (i) or (ii). An "Interested Stockholder" is defined as any person who (i) is or has announced or publicly disclosed an intent to become the beneficial owner of voting stock of the Company representing 50% or more of the votes entitled to be cast by holders of voting stock. The Investors are excluded from the definition of Interested Stockholder. A "Continuing Director" is defined as any member of the Board of Directors who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor to a Continuing Director who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors.

     Where a Business Combination DOES involve the payment of consideration to holders of the Company's outstanding capital stock, the 75% voting requirement referred to above does not apply if the Business Combination meets either of the following conditions (i) or (ii): (i) a majority of the Continuing Directors approves such Business Combination, or (ii) each of the following conditions (a) through (d) is satisfied: (a) the aggregate amount of cash and fair market value of consideration other than cash received per share by holders of the Company's Common Stock equals the highest price per share that the Interested Stockholder paid to beneficially own such stock during the two years prior to announcing publicly the Business Combination (the "Announcement Date"), or in the transaction in which it became an Interested Stockholder, whichever is higher;
(b) the aggregate amount of cash and the fair market value of consideration other than cash received per share by holders of any class or series of outstanding capital stock, other than the Company's Common Stock, equals at least the highest per share price that the Interested Stockholder paid for beneficial ownership of such stock (x) during the two years preceding the Announcement Date, or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; (c) the consideration received by holders of a particular class or series of outstanding capital stock of the Company is cash, or if the Interested Stockholder acquired beneficial ownership of shares of such class or series for consideration in a form other than cash, in that form; and
(d) a proxy statement in compliance with the requirements of the Exchange Act describing the proposed Business Combination will have been mailed to Company stockholders at least 30 days before the Business Combination is consummated. The fact that a Business Combination complies with these provisions will not impose a fiduciary duty on the Company's Board of Directors or on any director to approve the Business Combination or recommend it to stockholders.

     Where the Business Combination DOES NOT involve the payment of consideration to holders of the Company's outstanding capital stock, the 75% voting requirement referred to above does not apply if a majority of the Continuing Directors approves such Business Combination.

     A majority of the Company's Continuing Directors has the power and duty to determine for the purposes of any such Business Combination, on the basis of information known to them after reasonable inquiry, all relevant questions, including, without limitation, (i) whether a person is an Interested Stockholder; (ii) the number of shares of capital stock of the Company that a person beneficially owns; (iii) whether a person is an Affiliate or Associate of another; and (iv) whether a proposed action is with, proposed by, or on behalf of an Interested Stockholder.


FACTORS IN CONSIDERING THE FAIR PRICE AMENDMENT

     It is possible in corporate takeovers for a purchaser to pay cash to acquire a controlling equity interest in a company, by tender offer or other transaction, and then to acquire the remaining equity interest in the company by paying the remaining stockholders a price for their shares that is lower than the price the purchaser paid to acquire its original interest in the company or by paying a different and possibly less desirable form of consideration (such as securities of the purchaser instead of cash). Generally, in a two-step acquisition involving a tender offer followed by a business combination that is effected for a lower price or different form of consideration, arbitrageurs and other professional investors, because of their sophistication and expertise in the takeover area, may be better able to take advantage of the more lucrative first-step tender offer than other stockholders.

     The Fair Price Amendment is designed to make it more difficult for a purchaser to engage in two-tier pricing and similar inequitable tactics in the event of an attempt to take over the Company. The Fair Price Amendment is not designed to prevent or discourage tender offers for the Company. It does not limit the ability of a third party that owns or can obtain the affirmative vote of at least 75% of the Voting Stock (as defined in the Fair Price Amendment) to effect a Business Combination involving the Company in which the equity interest of the minority stockholders is eliminated. It also does not impede an offer for at least 75% of the Voting Stock of the Company or an offer which the Board of Directors has approved in the manner described herein. Except for the restrictions on Business Combinations, the Fair Price Amendment will not prevent a holder of a controlling interest in the Company, such as the Investors, from exercising control over or increasing its interest in the Company.

     The Fair Price Amendment is designed to help assure that, if the Company is taken over by a party other than the Investors, each stockholder will be treated fairly in comparison to every other stockholder. Although the Fair Price Amendment is designed to help assure fair treatment of each stockholder in comparison to every other stockholder in the event of a takeover of the Company, it is not the purpose of the Fair Price Amendment to assure that stockholders will receive a premium price, or even a fair price, for their shares in a takeover. Accordingly, the Board believes that the adoption of the Fair Price Amendment would not preclude the Board's opposition to any future takeover proposal that it believes not to be in the best interest of the Company and its stockholders, whether or not such a proposal satisfies the minimum price criteria and procedural requirements of the Fair Price Amendment.

     The Fair Price Amendment is designed to protect those stockholders who have not tendered or otherwise sold their shares to a purchaser who is attempting to acquire control by ensuring that at least the same price and form of consideration are paid to such stockholders in a business combination as were paid to stockholders in the initial step of the acquisition. In the absence of the Fair Price Amendment, a successful purchaser who acquired control of the Company could subsequently, by virtue of such control, force minority stockholders to sell or exchange their shares at a price that would not reflect any premium such purchaser may have paid in order to acquire its controlling interest, but at a price that would instead effectively be set by such purchaser. The price established by the purchaser may be lower than the price paid by the purchaser in acquiring control or may be in a less desirable form of consideration. The Fair Price Amendment is designed to eliminate the pressure on stockholders faced with the decision whether to accept an offer for the purchase of their shares of stock or being forced to accept a lower price for all of their shares of stock, without having the opportunity to make a considered investment choice between refusing to accept the offer or disposing of their stock. If the tender offer is over-subscribed for this reason, even stockholders who wish to tender their shares may be compelled to accept the less valuable consideration for some or all of their shares.

     In many situations, the minimum price and procedural requirements of the Fair Price Amendment would require that a purchaser pay stockholders a higher price for their shares or structure the transaction differently. Accordingly, the Board believes that, to the extent a Business Combination was involved as part of a plan to acquire control of the Company, adoption of the Fair Price Amendment will increase the likelihood that a purchaser would negotiate directly with the Company. The Board believes that it is in a better position than the individual stockholders of the Company to negotiate effectively on behalf of all stockholders because the Board is likely to be in a better position than any individual stockholder to assess the business and prospects of the Company. Accordingly, the Board also believes that negotiations between the Company and the purchaser could increase the likelihood that stockholders would receive a higher price for their shares from anyone desiring to obtain control of the Company through a Business Combination or otherwise.

     Although not all acquisitions of the Company's stock are made with the objective of acquiring control of the Company through a subsequent business combination transaction, in most cases a purchaser desires to have the option to consummate such a transaction. Assuming that to be the case, the Fair Price Amendment may tend to discourage purchasers whose objective is to seek control of the Company at a relatively low price, since acquiring the remaining equity interest would not be assured unless the minimum fair price and procedural requirements were satisfied or a majority of the Continuing Directors were to approve the transaction. The Fair Price Amendment may also discourage the accumulation of large blocks of the Company's stock, which the Board believes could disrupt the stability of the Company's vitally important relationships with its employees, customers, communities in which it operates and lenders, and which could precipitate a change of control of the Company on terms unfavorable to the Company's other stockholders.

     Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. The Fair Price Amendment may discourage such purchases, particularly those of less than 75% of the Voting Stock, and may thereby deprive holders of the Company's stock of an opportunity to sell their stock at a temporarily higher market price. Because of the higher percentage requirements for stockholder approval of any subsequent Business Combination and the possibility of having to pay a higher price to other stockholders in such a Business Combination, it may become more costly for a purchaser to acquire control of the Company. The Fair Price Amendment may therefore decrease the likelihood that a tender offer will be made for less than 75% of the outstanding Voting Stock and, as a result, may adversely affect those stockholders who would desire to participate in such a tender offer. A potential purchaser of stock seeking to obtain control may also be discouraged from purchasing stock because a 75% stockholder vote would be required to change or eliminate these provisions. It should be noted that the provisions of the Fair Price Amendment would not necessarily discourage persons who might be willing to seek control of the Company by acquiring the shares held by the Investors, or by acquiring 75% of the outstanding Voting Stock even though they have no intention of acquiring the remaining 25%.

     The provisions of the Fair Price Amendment may produce other effects on potential purchasers of the Company's securities. In certain cases, the Fair Price Amendment's minimum price provisions, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, an Interested Stockholder may be unable, as a practical matter, to comply with all of the procedural requirements of the Fair Price Amendment. Under these circumstances, unless a potential purchaser was willing to purchase 75% of the Voting Stock as the first step in a Business Combination, it would be forced either to negotiate with the Board of Directors and offer terms acceptable to it or to abandon the proposed Business Combination.

     Another effect of adoption of the Fair Price Amendment would be to give veto power to the holders of a minority of the voting power of the Voting Stock with respect to a business combination which is opposed by the Board, but which a majority of stockholders may believe to be desirable and beneficial (although compliance by the Interested Stockholder with the minimum price, form of consideration and procedural requirements would eliminate such veto power). In addition, since only the Continuing Directors will have the authority to reduce to a simple majority or eliminate the 75% stockholder vote required for proposed Business Combinations, the Fair Price Amendment may tend to insulate current management against the possibility of removal in the event of a takeover bid. As of August 25, 1997, the Investors are expected to control over 50% of the Voting Stock of the Company. Thus, even without the Fair Price Amendment, the Investors could block any transaction requiring stockholder approval even if such transaction were desired by a majority of the remaining holders of the Company's voting securities.

     Adoption of the Fair Price Amendment may have a significant effect on the ability of stockholders of the Company to benefit from certain transactions that are opposed by the incumbent Board of Directors. Accordingly, stockholders are urged to read carefully the following sections of this proxy statement and Appendix D hereto, which sets forth the full text of the Fair Price Amendment.

REGULATORY AND DELAWARE LAW REQUIREMENTS.

     Federal securities laws and regulations applicable to business combinations govern the disclosure required to be made to stockholders to consummate such a transaction but do not assure stockholders that the terms of the business combination (that is, the type and amount of consideration that stockholders will receive for their shares) will be fair to them or that they can effectively prevent its consummation.

     Under Delaware law, most mergers and consolidations, the sale of all or substantially all of the Company's assets, the reclassification of securities or a plan for the dissolution of the Company must be approved by a majority of the voting power of all outstanding shares entitled to vote thereon.

     Section 203 of the Delaware General Corporation Law ("Section 203") prohibits certain "Business Combination" (as defined in Section 203) transactions between a publicly held Delaware corporation, such as the Company, and any "Interested Stockholder" (as defined in Section 203) for a period of three years after the date the Interested Stockholder became an Interested Stockholder, unless (a) prior to the Interested Stockholder's becoming an Interested Stockholder, either the proposed Business Combination or the proposed acquisition of stock which would make the Interested Stockholder an Interested Stockholder is approved by the corporation's board of directors, (b) in the same transaction in which the Interested Stockholder becomes an Interested Stockholder, the Interested Stockholder acquires at least 85% of the Voting Stock of the corporation, or (c) the Interested Stockholder obtains the approval of the corporation's board of directors and the approval of the holders of at least two thirds of the outstanding shares of the corporation's Voting Stock other than any shares of Voting Stock held by the Interested Stockholder.

     For purposes of Section 203, an "Interested Stockholder" is any person that
(a) beneficially owns 15% or more of the outstanding Voting Stock of the corporation or (b) is an affiliate or associate of the corporation and at any time within the preceding three-year period was the beneficial owner of 15% or more of the outstanding Voting Stock of the corporation, together, in each case, with the affiliates and associates of such person. The terms "beneficially own", "affiliate" and "associate" have substantially the same meanings under
Section 203 as under the Fair Price Amendment.

     The "Business Combination" transactions to which Section 203 applies include (a) any merger or consolidation of the corporation or any of its majority-owned subsidiaries with an Interested Stockholder; (b) any disposition or pledge to an Interested Stockholder (except proportionally as a stockholder of the corporation) of assets of the corporation or any of its majority-owned subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all of the assets of the corporation and its subsidiaries or of all of the outstanding stock of the corporation; (c) any issuance or transfer of stock to the Interested Stockholder except pursuant to the exercise of previously outstanding options or rights to purchase stock or to exchange or convert other securities into stock, or pursuant to options or rights to purchase stock or to exchange or convert other securities into stock offered on the same terms or distributed pro rata by the corporation to all stockholders so long as the Interested Stockholder's percentage ownership is not increased thereby; (d) any transaction involving the corporation or any of its majority-owned subsidiaries that has the effect of increasing the Interested Stockholder's percentage ownership; and (e) any loan or other financial benefit provided by or through the corporation or any of its majority-owned subsidiaries to the Interested Stockholder, except proportionately as a stockholder of such corporation.

RELATIONSHIP BETWEEN THE FAIR PRICE AMENDMENT AND SECTION 203.

     The Fair Price Amendment is intended partially to fill gaps in the Federal and Delaware law and to prevent certain of the potential inequities of business combinations that involve two or more steps by requiring, to complete a business combination that is not approved by a majority of the Continuing Directors, a purchaser must either acquire or obtain the affirmative vote of at least 75% of the Company's Voting Stock prior to the business combination, or be prepared to meet the minimum price and procedural requirements of the Fair Price Amendment.

     The purpose of the Fair Price Amendment is to provide greater assurance that the Company's stockholders will receive fair treatment in a Business Combination involving an Interested Stockholder or its affiliates or associates. The Board of Directors of the Company believes that the adoption of the Fair Price Amendment is desirable notwithstanding the existence of
Section 203 and notwithstanding certain other provisions of Delaware law that provide that stockholders who object to a merger or consolidation may, under certain circumstances, have the statutory right to dissent, have their shares "appraised" and receive the "fair value" of their shares in cash. Moreover, the statutory right of the stockholders of a company who elect not to tender their shares of stock or to dissent in connection with certain business combinations and receive the "fair value" of their shares in cash may involve significant expense, delay and uncertainty to dissenting stockholders. Dissenting stockholders have no assurance that such "fair value" would be as high as the minimum price determined pursuant to the Fair Price Amendment.
In the case of many business combinations, including reclassification or recapitalization of the outstanding shares of any class of a company's stock, the statutory right of dissent may not be available at all.

     Both the Fair Price Amendment and Section 203 should encourage persons interested in acquiring the Company to negotiate in advance with the Board of Directors since the higher stockholder voting requirements imposed would not be invoked if, in the case of the Fair Price Amendment, such person obtains the approval of a majority of the Continuing Directors for the proposed Business Combination transaction and, in the case of Section 203, such person, prior to acquiring 15% of Company's Voting Stock, obtains the approval of the Board of Directors for the stock acquisition or for the proposed Business Combination transaction unless such person acquires 85% or more of the Company's Voting Stock in such transaction. In the event of a proposed acquisition of the Company, the Board of Directors believes that the interest of the Company's stockholders will best be served by a transaction that results from negotiations based upon careful consideration of the proposed terms, such as the price to be paid to minority stockholders, the form of consideration paid, and the tax effects of the transaction.

     In addition, both the Fair Price Amendment and Section 203 should tend to prevent certain of the potential inequities of Business Combinations which are part of a "two-tier" transaction, since any merger, consolidation or similar transaction following a partial tender offer not approved by the Board under
Section 203 and the Continuing Directors under the Fair Price Amendment would have to be approved by the holders of at least 75% of the Voting Stock under the Fair Price Amendment or, in the case of Section 203, unless the acquiror obtains 85% or more of the Company's Voting Stock in such partial offer. The Fair Price Amendment and Section 203 should also tend to discourage the accumulation of large blocks of the Company's stock by third parties which the Board of Directors believes can be disruptive to the stability of the Company's important relationships with its employees, customers, communities in which it operates and major lenders, since the acquiror would run the risk of being required to wait three years if the two-thirds stockholder vote could not be obtained under
Section 203 and pay the minimum price and satisfy the procedural conditions required by the Fair Price Amendment in order to eliminate the remaining public stockholders of the Company if the 75% stockholder vote could not be obtained.

     Notwithstanding the similarities of the Fair Price Amendment and Section 203, the Board believes that the Fair Price Amendment should be adopted. Depending on the circumstances at the time, the Fair Price Amendment could afford additional protection to the Company's stockholders based on the following differences between the Fair Price Amendment and Section 203:

     1. The term "Business Combination" is defined differently in the Fair Price Amendment than it is in Section 203, and, as a result, the Fair Price Amendment may afford protection to the Company's stockholders in certain situations in which Section 203 would not apply.

     2. The approval by the Board of Directors required for a Business Combination under Section 203 is a simple majority. The Fair Price Amendment requires a majority of Continuing Directors to approve a Business Combination. As a result, it may be more difficult for an Interested Stockholder to get a Business Combination approved by the Board of Directors under the Fair Price Amendment.

     3. Section 203 provides that in determining whether an Interested Stockholder acquires at least 85% of the Voting Stock of a corporation, shares owned by individuals who are both directors and officers and shares owned by employee stock plans in which the participants do not have the right to determine confidentially whether shares held subject to the plans will be tendered in a tender or exchange offer are excluded for purposes of determining the number of shares outstanding. Under the Fair Price Amendment, the minimum-price and procedural requirements may be avoided if 75% of all outstanding shares of Voting Stock are voted in favor of a Business Combination. Depending upon the number of shares held by persons who are officers and directors and by employee stock plans, obtaining a vote of 75% of the outstanding shares of Voting Stock (or purchasing 75% of the outstanding shares of Voting Stock ) could pose a higher burden on the Interested Stockholder than meeting the 85% test under Section 203.

     4. Section 203 does not apply, or ceases to apply, to Business Combinations with Interested Stockholders in situations where the Company proposes to enter into certain types of Business Combinations with other persons. The Fair Price Amendment is applicable to all Business Combinations.

     Neither the Fair Price Amendment nor Section 203 will prevent a hostile takeover of the Company. They may, however, make more difficult or discourage a takeover of the Company, the acquisition of control of the Company or the removal of incumbent management by a principal stockholder. Some stockholders may find this disadvantageous in that they may not be afforded the opportunity to participate in takeovers which are not approved by the Continuing Directors but in which they might receive, for at least some of their shares, a substantial premium above the market price at the time of a tender offer or other acquisition transaction. The adoption of the Fair Price Amendment should not, however, in the opinion of the Board of Directors, have the effect of generally discouraging tender offers or other acquisition transactions not already discouraged by the existence of Section 203, and should not prevent or discourage transactions in which the acquiring person is willing to negotiate in good faith with the Company's Board of Directors and is prepared to pay the same price to all stockholders of each class of the Company's Voting Stock.

     The Fair Price Amendment is permitted under Delaware corporation law and is consistent with the rules of the Nasdaq Stock Market, upon which the Company's Common Stock is listed and traded.

     The Fair Price Amendment would become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which is expected to be made shortly following the adoption of the Fair Price Amendment at the annual stockholders' meeting.

                                  PROPOSAL SIX

                          STOCKHOLDER CONSENT AMENDMENT

     The Certificate of Incorporation of the Company currently prohibits stockholder action by written consent in lieu of a meeting, so long as the Company has a class of stock registered pursuant to the Exchange Act. This provision, Article Seventh of the Certificate of Incorporation, prohibits a significant stockholder or group of stockholders from authorizing action which is subject to stockholder approval under Delaware law without a meeting at which all stockholders would be entitled to participate, even where such stockholders hold shares of Common Stock and Preferred Stock sufficient to authorize the action.

     The Company believes that the delay and expense involved in holding such a meeting are unwarranted if the holders of sufficient votes to adopt the proposed action are in favor of the action. The Company does intend to continue to hold annual meetings of stockholders. In addition, the rules of the Nasdaq Stock Market, on which the Company's Common Stock is listed, require the holding of stockholder meetings in connection with certain actions, unless such requirement is waived by Nasdaq.

     A provision prohibiting stockholder action by written consent in lieu of a meeting is often considered to be part of an antitakeover defensive strategy. In light of the acquisition of Preferred Stock by Trefoil and GEI and related transactions as described in this proxy statement, the members of the Board of Directors believe that this provision is no longer appropriate for the Company.

     The Board of Directors has approved amending the Company's Certificate of Incorporation to delete Article Seventh and recommends a vote "FOR" the amendment. The Amendment must be approved by the affirmative vote of a majority of the votes entitled to be cast by the holders of all outstanding shares of Common Stock and Preferred Stock, voting together. Inasmuch as the amendment requires for approval the affirmative vote of a majority of the votes entitled to be cast by outstanding shares, abstentions and broker non-votes have the same effect as a vote against the amendment. Brokers who have not received instructions from their beneficial owners on this proposal are not authorized to vote such shares on the proposal.

     The full text of the current Article Seventh is set forth in full as Appendix E to this proxy statement.

                                 PROPOSAL SEVEN

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Price Waterhouse LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending March 29, 1997, and recommends that stockholders vote "FOR" ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection.

     Representatives of Price Waterhouse LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                    OTHER MATTERS TO COME BEFORE THE MEETING

     The Company knows of no other matters to come before the Annual Meeting.
If any other matter not mentioned in this Proxy Statement properly comes before the meeting, it is the intention of the proxy holders named in the enclosed Proxy to vote the shares they represent as the Board of Directors may recommend.


               STOCKHOLDER NOMINATIONS FOR  ELECTION OF DIRECTORS

     Nominations of persons for election to the Board of Directors at the annual meeting or by the written consent of the stockholders may be made by any stockholder of the Company entitled to vote for the election of directors at the meeting who complies with certain notice procedures. A stockholder's nomination of a person for election to the Board of Directors must be delivered to or mailed and received at the principal executive offices of the Company, addressed to the attention of the Secretary of the Company, not less than sixty days prior to the meeting or the date the stockholders are first solicited for their consents as the case may be; provided, however, that, in the case of an annual meeting and in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two days prior to the date of the meeting. Such stockholder's notice to the Secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Company which are beneficially owned by the person, (iv) a statement as to the person's citizenship, and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company. In connection with any annual meeting, the Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that a nomination not made in accordance with the foregoing procedure, or otherwise properly made by the Board of Directors, was defective and shall be disregarded.


              STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT MEETING

     Federal proxy rules specify what constitutes timely submission for a stockholder proposal to be included in a subsequent proxy statement. Proposals of stockholders that are intended to be presented by such stockholders at the Company's 1997 Annual Meeting of Stockholders generally must be received by the Company at its principal executive offices no later than May 29, 1997, in order to be considered for inclusion in the Company's proxy statement relating to that meeting. In addition, to be properly brought before the meeting, a stockholder's notice must be received at the principal executive offices of the Company, addressed to the attention of the Secretary of the Company, within the time specified in the federal proxy rules for timely submission of a stockholder proposal or, if not within such time, then not less than sixty days nor more than ninety days prior to the meeting; PROVIDED, HOWEVER, that in the event that less than fifty days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received by the earlier of (a) the close of business on the fifteenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs, and (b) two days prior to the date of the meeting. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting,
(ii) the name and record address of the stockholder proposing such business,
(iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     The Chairman of the Board of Directors shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section I, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                                             The Board of Directors

     The Annual Report to Stockholders of the Company for the fiscal year ended March 30, 1996, is being mailed concurrently with this proxy statement to all stockholders of record. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

     COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 30, 1996, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES, WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, THE GRAND UNION COMPANY, 201 WILLOWBROOK BLVD., WAYNE, NJ 07470

                                   APPENDIX A


                             THE GRAND UNION COMPANY

                 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN



     1. PURPOSE. The purpose of this 1995 Non-Employee Directors' Stock Option Plan (the "Plan") is to advance the interests of The Grand Union Company (the "Company") by enhancing the ability of the Company to attract and retain non-employee directors who are in a position to make significant contributions to the success of the Company and to reward directors for such contributions through ownership of shares of the Company's Common Stock (the "Stock").

     2. ADMINISTRATION. The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed, the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. The Committee shall have authority, not inconsistent with the express provisions of the Plan (a) to issue options granted in accordance with the formula set forth in this Plan to Eligible Directors as defined below; (b) to prescribe the form or forms of instruments evidencing awards and any other instruments required under the Plan and to change such forms from time to time; (c) to adopt, amend and rescind rules and regulations for the administration of the Plan; and (d) to interpret the Plan and to decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations of the Committee shall be conclusive and shall bind all parties.

     3. ELIGIBILITY OF DIRECTORS FOR STOCK OPTIONS. Directors eligible to receive options under the Plan ("Eligible Directors") shall be those directors, who are not, at the time they become an Eligible Director, employees of the Company or of any subsidiary of the Company AND (i) who are directors on the Effective Date of this Plan (which shall be the eligibility date for such directors) or (ii) who are first elected a director of the Company after the Effective Date of this Plan (which election date shall be the eligibility date for any such director).

     4. GRANT OF OPTIONS; EXERCISE PRICE. Each individual who is an Eligible Director shall, on his or her eligibility date as determined under Section 3, automatically be granted an option ("Option") to purchase 5,000 shares of Stock of the Company (subject to adjustment as provided in Sections 5 and 10) at an exercise price equal to the Fair Market Value of the Stock on the effective date of grant. Thereafter, on each date that an Eligible Director is elected to a new one-year term of office, such Eligible Director shall automatically be granted an Option to purchase 1,500 shares of Stock of the Company (subject to adjustment as provided in Sections 5 and 10) at an exercise price equal to the Fair Market Value of the Stock on the effective date of grant. All options shall expire ten years after the effective date of grant.

     5. NUMBER OF SHARES. The number of shares of Stock of the Company which may be issued upon the exercise of Options granted under the Plan, including shares forfeited pursuant to Section 7, shall not exceed 50,000 in the aggregate, subject to increase under Section 10, which increases and appropriate adjustments as a result thereof shall be made by the Committee, whose determination shall be binding on all persons.

     6. STOCK TO BE DELIVERED. Shares of Stock to be delivered pursuant to an Option granted under this Plan may constitute an original issue of authorized Stock or may consist of previously issued Stock acquired by the Company, as shall be determined by the Board. The Board and the proper officers of the Company shall take any appropriate action required for such delivery. No fractional shares shall be delivered under the Plan.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan (a) until all conditions of the Option have been satisfied, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulation have been complied with, (c) if the outstanding Stock is at the time listed on the New York Stock Exchange or any other stock exchange, until the shares to be delivered have been listed or authorized to be listed on the New York Stock Exchange or such other exchange upon official notice of notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Options, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     If an Option is exercised by the Eligible Director's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the Company is satisfied as to the authority of such representative.

     7.  EXERCISABILITY; EXERCISE; PAYMENT OF EXERCISE PRICE.

     All Options granted under the Plan prior to July 1, 1996, shall, subject to initial stockholder approval of the Plan, become exercisable immediately as to one-third of the shares, on the first anniversary of the grant date as to the second third of the shares and as to one share of any remainder, and on the second anniversary of the grant date as to the last third of the shares and the second share of any two-share remainder.

     All Options granted under the Plan on or after July 1, 1996, shall, subject to initial stockholder approval of the Plan, become exercisable six months after the grant date as to one-third of the shares, on the earlier of the first anniversary of the grant date or the annual meeting of stockholders closest thereto as to the second third of the shares and as to one share of any remainder, and on the earlier of the second anniversary of the grant date or the annual meeting of stockholders closest thereto as to the last third of the shares and the second share of any two-share remainder.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full as provided below for the number of shares for which the Option is exercised.

     The exercise price of Stock purchased on exercise of an Option must be paid for as follows: (1)
in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) through the delivery of shares of Stock which have been outstanding and held by the Option holder for at least six months and which have a Fair Market Value on the last business day preceding the date of exercise equal to the exercise price, or (3) by delivery of a two year-term promissory note of the Eligible Director to the Company, bearing interest on amounts outstanding at a rate equal to the prime rate as published in THE WALL STREET JOURNAL on the effective date of grant plus 2%, or (4) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (5) by any combination of the permissible forms of payment.

     To the extent shares of Stock covered under an Option are not delivered because the Option lapses or is terminated, such forfeited shares may be regranted in another Option within the limits set forth in Section 5.

     8.  TERMINATION OF OPTIONS.

     a. DEATH OR DISABILITY. If an Eligible Director ceases to be a director by reason of death or total and permanent disability (as determined by the Committee), the following will apply:

     All Options held by the Eligible Director that are not exercisable on the thirtieth day after termination of the Eligible Director's status as a director will terminate as of such date. All Options that are exercisable as of said thirtieth day will continue to be exercisable until the earlier of (1) the first anniversary of the date on which the Eligible Director's status as a director ended or (2) the date on which the Option would have terminated had the Eligible Director remained a director. If the Eligible Director has died or is totally or permanently disabled, the Option may be exercised within such limits by the Eligible Director's legal representative.

     b. OTHER TERMINATION. If an Eligible Director's service with the Company terminates for any reason other than death or incapacity as provided above, all Options held by the director that are not then exercisable shall terminate. Options that are exercisable on the date of such termination (other than termination upon a removal for cause, in which event all Options shall immediately terminate) shall continue to be exercisable until the earlier of (1) one year thereafter or (2) the date on which the Option would have terminated had the director remained an Eligible Director, and after completion of that period, such Options shall terminate to the extent not previously exercised, expired or terminated.

     c. CERTAIN CORPORATE TRANSACTIONS. In the event of a Change of Control of the Company, each outstanding Option not otherwise exercisable shall become immediately exercisable in full on the twentieth (20th) trading day prior to the effective date of the Change of Control. Subject to the last paragraph of this section, the Company shall pay to those Option holders whose Options have been terminated, an amount equal to the Option Value, such payment to be made by cash or certified check within 30 days after the Change in Control. The Option Value shall be determined as the difference between the exercise price of the Option and the Market Price times the number of shares covered by the Option. The Market Price shall be determined as the average of the Fair Market Value, as determined under section 11, for the period of twenty (20) trading days ending on the effective date of the Change of Control.

     "Change of Control" means any of the following: (1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger, or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or
(4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of this provision, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.

     Notwithstanding the foregoing, the termination of Options and the payment of Option Values described in the first paragraph of this section shall not apply with respect to any transaction in which the Option Holder receives either (i) a replacement option allowing the Option Holder to receive, on the same terms as in the original Option, the greatest amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock upon consummation of the transaction if such holder had exercised the rights represented by the Option held by such holder immediately prior to the transaction, or (ii) if pooling of interests is a condition of the transaction, a replacement equity interest which enables the transaction to qualify for pooling of interests.

     9.  GENERAL PROVISIONS

     a. DOCUMENTATION OF OPTIONS. Options will be evidenced by written instruments prescribed by the Committee from time to time. Such instruments may be in the form of agreements, to be executed by both an Eligible Director and the Company, or certificates, letters or similar instruments, which need not be executed by an Eligible Director but acceptance of which will evidence agreement to the terms thereof.

     b. RIGHTS AS A STOCKHOLDER. An option holder shall not have the rights of a stockholder with respect to Options under the Plan except as to Stock actually received by him or her under the Plan.

     c.  TAX WITHHOLDING.   The Eligible Director or other appropriate person
shall remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Eligible Director such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

     d. NONTRANSFERABILITY OF OPTIONS. No Option may be transferred other than by will or by the laws of descent and distribution, and during a director's lifetime an Option may be exercised only by the director (or, in the event of the director's incapacity, the person or persons legally appointed to act on the director's behalf).

     10.  ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

     a. In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 5 above.

     b. In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Options then outstanding or subsequently granted, exercise prices relating to Options and any other provision of Options affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

     11. FAIR MARKET VALUE. For purposes of the Plan, Fair Market Value of a share of Stock on any date will be the last sale price as reported by the principal exchange on which the Stock is traded or by the National Association of Securities Dealers, Inc. Automated Quotations System or such other similar system then in use, on that date; or, if on any such a date such Stock is not quoted by any such organization, the average of the closing bid and asked prices with respect to such Stock, as furnished by a professional market maker making a market in such Stock selected by the Committee; or if such prices are not available, the fair market value of such Stock as of such date as determined in good faith by the Committee.

     12. EFFECTIVE DATE AND TERM. This Plan, having been approved by the Board of Directors on December 12, 1995, shall become, in accordance with the term of the approving vote of the Board, effective on December 12, 1995 (the "Effective Date"), subject to approval of this Plan by vote of a majority of the shareholders of the Company present and eligible to vote on the question at an annual or special meeting of stockholders held not later than December 12, 1996. Options may be granted under the Plan prior to the date of stockholder approval, and options so granted shall be effective on the effective date of grant subject to stockholder approval of the Plan as provided in this Section. No Options may be awarded under this Plan after December 12, 2005, but the Plan shall continue thereafter while previously awarded Options remain subject to the Plan.

     13. EFFECT OF TERMINATION, AND AMENDMENT. Neither adoption of the Plan nor the grant of Options to an Eligible Director shall confer upon any person any right to continued status as a director with the Company or any subsidiary or affect in any way the right of the Company or subsidiary to terminate a director relationship at any time or shall affect the Company's right to grant to such director options or other stock awards that are not subject to the Plan, to issue to such director stock as a bonus or otherwise, or to adopt other plans or arrangements under which stock may be issued to directors. The Committee may at any time terminate the Plan as to any further grants of Options. The Committee may at any time or times amend the Plan for any purpose which may at the time be permitted by law, but in no event (except to comply with the provisions of the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder) more than once in any six-month period.

                                   APPENDIX B

                             THE GRAND UNION COMPANY

                           1995 EQUITY INCENTIVE PLAN


1.  PURPOSE

     The purpose of this Equity Incentive Plan (the "Plan") is to advance the interests of The Grand Union Company (the "Company") by enhancing its ability to attract and retain employees and other persons or entities who are in a position to make significant contributions to the success of the Company and its subsidiaries through ownership of shares of the Company's common stock ("Stock").

     The Plan is intended to accomplish these goals by enabling the Company to grant Awards in the form of Options, Stock Appreciation Rights, Restricted Stock or Unrestricted Stock Awards, Deferred Stock Awards, Performance Awards, Loans or Supplemental Grants, or combinations thereof, all as more fully described below.


2.  ADMINISTRATION

     The Plan shall be administered by a committee (the "Committee") of the Board of Directors (the "Board") of the Company designated by the Board for that purpose. Unless and until a Committee is appointed, the Plan shall be administered by the entire Board, and references in the Plan to the "Committee" shall be deemed references to the Board. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by a majority of the Committee members.

     The Committee will have authority, not inconsistent with the express provisions of the Plan and in addition to other authority granted under the Plan, to (a) grant Awards at such time or times as it may choose; (b) determine the size of each Award, including the number of shares of Stock subject to the Award; (c) determine the type or types of each Award; (d) determine the terms and conditions of each Award; (e) waive compliance by a Participant (as defined below) with any obligations to be performed by the Participant under an Award and waive any term or condition of an Award; (f) amend or cancel an existing Award in whole or in part (and if an Award is canceled, grant another award in its place on such terms as the Committee shall specify), except that the Committee may not, without the consent of the holder of an Award, take any action under this clause with respect to such Award if such action would adversely affect the rights of such holder; (g) prescribe the form or forms of instruments that are required or deemed appropriate under the Plan, including any written notices and elections required of Participants, and change such forms from time to time; (h) adopt, amend and rescind rules and regulations for the administration of the Plan; and (i) interpret the Plan and decide any questions and settle all controversies and disputes that may arise in connection with the Plan. Such determinations and actions of the Committee, and all other determinations and actions of the Committee made or taken under authority granted by any provision of the Plan, will be conclusive and will bind all parties. Nothing in this paragraph shall be construed as limiting the power of the Committee to make adjustments under Section 7.3 or Section 8.6.


3.  EFFECTIVE DATE AND TERM OF PLAN

     The Plan will become effective on the date on which it is approved by the stockholders of the Company. Grants of Awards under the plan may be made prior to that date (but after Board adoption of the Plan), subject to such approval of the Plan.

     No Award may be granted under the Plan after October 26, 2005, but Awards previously granted may extend beyond that date.


4.  SHARES SUBJECT TO THE PLAN

     Subject to the adjustment as provided in Section 8.6 below, the aggregate number of shares of Stock that may be delivered under the Plan will be 950,000. If any Award requiring exercise by the Participant for delivery of Stock terminates without having been exercised in full, or if any Award payable in Stock or cash is satisfied in cash rather than Stock, the number of shares of Stock as to which such Award was not exercised or for which cash was substituted will be available for future grants.

     Stock delivered under the Plan may be either authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

     Subject to Section 8.6(a), the maximum number of shares of Stock as to which Options or Stock Appreciation Rights may be granted under the Plan to any Participant is 500,000. For purposes of this paragraph, except as otherwise provided in regulations or other guidelines issued under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), any repricing of an Option or Stock Appreciation Right shall be treated as an original grant.


5.  ELIGIBILITY AND PARTICIPATION

     Those eligible to receive Awards under the Plan ("Participants") will be "employees" or "salaried employees" of the Company or any of its subsidiaries ("Employees") and other persons or entities (including without limitation non-Employee directors of the Company or a subsidiary of the Company) who, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company or its subsidiaries. A "subsidiary" for purposes of the Plan will be a corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock.

6.  TYPES OF AWARDS

     6.1.  OPTIONS.

     (a) NATURE OF OPTIONS. An Option is an Award entitling the recipient on exercise thereof to purchase Stock at a specified exercise price.

     Both "incentive stock options," as defined in Section 422 of the Code (any Option intended to qualify as an incentive stock option being hereinafter referred to as an "ISO"), and Options that are not incentive stock options, may be granted under the Plan. ISOs shall be awarded only to Employees.

     (b) EXERCISE PRICE. The exercise price of an Option will be determined by the Committee subject to the following:

          (1) The exercise price of an ISO shall not be less than 100% (110% in the case of an ISO granted to a ten-percent shareholder) of the fair market value of the Stock subject to the Option, determined as of the time the Option is granted. A "ten-percent shareholder" is any person who at the time of grant owns, directly or indirectly, or is deemed to own by reason of the attribution rules of Section 424(d) of the Code, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any of its subsidiaries.

          (2) In no case may the exercise price paid for Stock which is part of an original issue of authorized Stock be less than the par value per share of the Stock.

          (3) The Committee may reduce the exercise price of an Option at any time after the time of grant, but in the case of an Option originally awarded as an ISO, only with the consent of the Participant.

     (c) DURATION OF OPTIONS. The latest date on which an Option may be exercised will be the tenth anniversary (fifth anniversary, in the case of an ISO granted to a ten-percent shareholder) of the day immediately preceding the date the Option was granted, or such earlier date as may have been specified by the Committee at the time the Option was granted.

     (d) EXERCISE OF OPTIONS. Options granted under any single Award will become exercisable at such time or times, and on such conditions, as the Committee may specify; PROVIDED, HOWEVER, that if the Committee does not so specify, 25% of the shares subject to the Award may be purchased commencing one year after the date of grant, and an additional 25% of such shares may be purchased commencing on the second, third and fourth anniversaries of the grant. The Committee may at any time and from time to time accelerate the time at which all or any part of the Option may be exercised.

     Any exercise of an Option must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by (1) any documents required by the Committee and (2) payment in full in accordance with paragraph
(e) below for the number of shares for which the Option is exercised.

     (e) PAYMENT FOR STOCK. Stock purchased on exercise of an Option must be paid for as follows:

(1) in cash or by check (acceptable to the Company in accordance with guidelines established for this purpose), bank draft or money order payable to the order of the Company or (2) if so permitted by the instrument evidencing the Option (or in the case of an Option which is not an ISO, by the Committee at or after grant of the Option), (i) through the delivery of shares of Stock which have been outstanding for at least six months (unless the Committee expressly approves a shorter period) and which have a fair market value on the last business day preceding the date of exercise equal to the exercise price, or (ii) by delivery of a promissory note of the Option holder to the Company, payable on such terms as are specified by the Committee, or (iii) by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (iv) by any combination of the permissible forms of payment; PROVIDED, that if the Stock delivered upon exercise of the Option is an original issue of authorized Stock, at least so much of the exercise price as represents the par value of such Stock must be paid other than by the Option holder's promissory note or personal check.

     (f) DISCRETIONARY PAYMENTS. If the market price of shares of Stock subject to an Option (other than an Option which is in tandem with a Stock Appreciation Right as described in Section 6.2 below) exceeds the exercise price of the Option at the time of its exercise, the Committee may cancel the Option and cause the Company to pay in cash or in shares of Common Stock (at a price per share equal to the fair market value per share) to the person exercising the Option an amount equal to the difference between the fair market value of the Stock which would have been purchased pursuant to the exercise (determined on the date the Option is canceled) and the aggregate exercise price which would have been paid. The Committee may exercise its discretion to take such action only if it has received a written request from the person exercising the Option, but such a request will not be binding on the Committee.

     6.2.  STOCK APPRECIATION RIGHTS.

     (a) NATURE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right is an Award entitling the recipient on exercise of the Right to receive an amount, in cash or Stock or a combination thereof (such form to be determined by the Committee), determined in whole or in part by reference to appreciation in Stock value.

     Except as provided below, a Stock Appreciation Right entitles the Participant to receive, with respect to each share of Stock as to which the Right is exercised, the excess of the share's fair market value on the date of exercise over its fair market value on the date the Right was granted. The Committee may provide at the time of grant that the amount the recipient is entitled to receive will be adjusted upward or downward under rules established by the Committee to take into account the performance of the Stock in comparison with the performance of other stocks or an index or indices of other stocks.
The Committee may also grant Stock Appreciation Rights providing that following a change in control of the Company, as determined by the Committee, the holder of such Right will be entitled to receive, with respect to each share of Stock subject to the Right, an amount equal to the excess of a specified value (which may include an average of values) for a share of Stock during a period preceding such change in control over the fair market value of a share of Stock on the date the Right was granted.

     (b) GRANT OF STOCK APPRECIATION RIGHTS. Stock Appreciation Rights may be granted in tandem with, or independently of, Options granted under the Plan. A Stock Appreciation Right granted in tandem with an Option which is not an ISO may be granted either at or after the time the Option is granted. A Stock Appreciation Right granted in tandem with an ISO may be granted only at the time the Option is granted.

     (c) RULES APPLICABLE TO TANDEM AWARDS. When Stock Appreciation Rights are granted in tandem with Options, the following will apply:

          (1) The Stock Appreciation Right will be exercisable only at such time or times, and to the extent, that the related Option is exercisable and will be exercisable in accordance with the procedure required for exercise of the related Option.

          (2) The Stock Appreciation Right will terminate and no longer be exercisable upon the termination or exercise of the related Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the Stock Appreciation Right.

          (3) The Option will terminate and no longer be exercisable upon the exercise of the related Stock Appreciation Right.

          (4) The Stock Appreciation Right will be transferable only with the related Option.

          (5) A Stock Appreciation Right granted in tandem with an ISO may be exercised only when the market price of the Stock subject to the Option exceeds the exercise price of such option.

     (d) EXERCISE OF INDEPENDENT STOCK APPRECIATION RIGHTS. A Stock Appreciation Right not granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of the Right may be exercised.

     Any exercise of an independent Stock Appreciation Right must be in writing, signed by the proper person and delivered or mailed to the Company, accompanied by any other documents required by the Committee.

     6.3.  RESTRICTED AND UNRESTRICTED STOCK.

     (a) NATURE OF RESTRICTED STOCK AWARD. A Restricted Stock Award entitles the recipient to acquire, for a purchase price equal to par value, shares of Stock subject to the restrictions described in paragraph (d) below ("Restricted Stock").

     (b) ACCEPTANCE OF AWARD. A Participant who is granted a Restricted Stock Award will have no rights with respect to such Award unless the Participant accepts the Award by written instrument delivered or mailed to the Company accompanied by payment in full of the specified purchase price, if any, of the shares covered by the award. Payment may be by certified or bank check or other instrument acceptable to the Committee.

     (c) RIGHTS AS A STOCKHOLDER. A Participant who receives Restricted Stock will have all the rights of a stockholder with respect to the Stock, including voting and dividend rights, subject to the restrictions described in paragraph
(d) below and any other conditions imposed by the Committee at the time of grant. Unless the Committee otherwise determines, certificates evidencing shares of Restricted Stock will remain in the possession of the Company until such shares are free of all restrictions under the Plan.

     (d) RESTRICTIONS. Except as otherwise specifically provided by the Plan, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of, and if the Participant ceases to be an Employee or otherwise suffers a Status Change (as defined at Section 7.2(a) below) for any reason, must be offered to the Company for purchase for the amount of cash paid for the Stock, or forfeited to the Company if no cash was paid. These restrictions will lapse at such time or times, and on such conditions, as the Committee may specify. Upon lapse of all restrictions, Stock will cease to be restricted for purposes of the Plan. The Committee may at any time accelerate the time at which the restrictions on all or any part of the shares will lapse.

     (e) NOTICE OF ELECTION. Any Participant making an election under Section 83(b) of the Code with respect to Restricted Stock must provide a copy thereof to the Company within 10 days of the filing of such election with the Internal Revenue Service.

     (f) OTHER AWARDS SETTLED WITH RESTRICTED STOCK. The Committee may, at the time any award described in this Section 6 is granted, provide that any or all the Stock delivered pursuant to the Award will be Restricted Stock.

     (g) UNRESTRICTED STOCK. The Committee may, in its sole discretion, approve the sale to any Participant of shares of Stock free of restrictions under the Plan for a price which is not less than the par value of the Stock.

     6.4.  DEFERRED STOCK.

     A Deferred Stock Award entitles the recipient to receive shares of Stock to be delivered in the future. Delivery of the Stock will take place at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which delivery of all or any part of the Stock will take place. At the time any award described in this Section 6 is granted, the Committee may provide that, at the time Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant's right to future delivery of Deferred Stock.

     6.5.  PERFORMANCE AWARDS; PERFORMANCE GOALS.

     (a) NATURE OF PERFORMANCE AWARDS. A Performance Award entitles the recipient to receive, without payment, an amount in cash or Stock or a combination thereof (such form to be determined by the Committee) following the attainment of Performance Goals. "Performance Goals" are goals which may be related to personal performance, corporate performance, departmental performance or any other category of performance deemed by the Committee to be important to the success of the Company. The Committee will determine the Performance Goals, the period or periods during which performance is to be measured and all other terms and conditions applicable to the award.

     (b) OTHER AWARDS SUBJECT TO PERFORMANCE CONDITIONS. The Committee may, at the time any Award described in this Section 6 is granted, impose the condition (in addition to any conditions specified or authorized in this Section 6 or any other provision of the Plan) that Performance Goals be met prior to the Participant's realization of any payment or benefit under the Award.

     6.6.  LOANS AND SUPPLEMENTAL GRANTS.

     (a) LOANS. The Company may make a loan to a Participant ("Loan"), either on the date of or after the grant of any Award to the Participant. A Loan may be made either in connection with the purchase of Stock under the Award or with the payment of any Federal, state and local income tax with respect to income recognized as a result of the Award. The Committee will have full authority to decide whether to make a Loan and to determine the amount, terms and conditions of the Loan, including the interest rate (which may be zero), whether the Loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the Loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no Loan may have a term (including extensions) exceeding ten years in duration.

     (b) SUPPLEMENTAL GRANTS. In connection with any award, the Committee may at the time such Award is made or at a later date, provide for and grant a cash award to the Participant ("Supplemental Grant") not to exceed an amount equal to
(1) the amount of any federal, state and local income tax on ordinary income for which the Participant may be liable with respect to the Award, determined by assuming taxation at the highest marginal rate, plus (2) an additional amount on a grossed-up basis intended to make the Participant whole on an after-tax basis after discharging all the Participant's income tax liabilities arising from all payments under this Section 6. Any payments under this subsection (b) will be made at the time the Participant incurs Federal income tax liability with respect to the Award.


7.  EVENTS AFFECTING OUTSTANDING AWARDS

     7.1.  DEATH.

     If a Participant dies, the following will apply:

     (a) All Options and Stock Appreciation Rights held by the Participant immediately prior to death, to the extent then exercisable, may be exercised by the Participant's executor or administrator or the person or persons to whom the Option or Right is transferred by will or the applicable laws of descent and distribution, at any time within the one year period ending with the first anniversary of the Participant's death (or such shorter or longer period as the Committee may determine), and shall thereupon terminate. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by a Participant immediately prior to death that are not then exercisable shall terminate at death.

     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the

Participant must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to death will be forfeited and the Award canceled as of the time of death, unless otherwise determined by the Committee.

     7.2.  TERMINATION OF SERVICE (OTHER THAN BY DEATH).

     If a Participant who is an Employee ceases to be an Employee for any reason other than death, or if there is a termination (other than by reason of death) of the consulting, service or similar relationship in respect of which a non-Employee Participant was granted an Award hereunder (such termination of the employment or other relationship being herein referred to as a "Status Change"), the following will apply:

     (a) Except as otherwise determined by the Committee, all Options and Stock Appreciation Rights held by the Participant that were not exercisable immediately prior to the Status Change shall terminate at the time of the Status Change. Any ISOs granted prior to July 1, 1996 that were immediately exercisable prior to the Status Change will continue to be exercisable for a period of one year from the date of the Status Change and shall thereupon terminate unless the Status Change results from a discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Option. Any other Options or Rights that were exercisable immediately prior to the Status Change will continue to be exercisable for a period of one year from the date of the Status Change (or such other period as the Committee may determine), and shall thereupon terminate, unless the Award provides by its terms for immediate termination in the event of a Status Change or unless the Status Change results from discharge for cause which in the opinion of the Committee casts such discredit on the Participant as to justify immediate termination of the Award. In no event, however, shall an Option or Stock Appreciation Right remain exercisable beyond the latest date on which it could have been exercised without regard to this Section 7. For purposes of this paragraph, in the case of a Participant who is an Employee, a Status Change shall not be deemed to have resulted by reason of (i) a sick leave or other bona fide leave of absence of one year or less or approved for purposes of the Plan by the Committee, or (ii) a transfer of employment between the Company and a subsidiary or between subsidiaries, or to the employment of a corporation (or a parent or subsidiary corporation of such corporation) issuing or assuming an option in a transaction to which section 424(a) of the Code applies.

     (b) Except as otherwise determined by the Committee, all Restricted Stock held by the Participant at the time of the Status Change must be transferred to the Company (and, in the event the certificates representing such Restricted Stock are held by the Company, such Restricted Stock will be so transferred without any further action by the Participant) in accordance with Section 6.3 above.

     (c) Any payment or benefit under a Deferred Stock Award, Performance Award, or Supplemental Grant to which the Participant was not irrevocably entitled prior to the Status Change will be forfeited and the Award canceled as of the date of such Status Change unless otherwise determined by the Committee.

     7.3.  CERTAIN CORPORATE TRANSACTIONS.

     (a) Subject to paragraph (c) below, as of the twentieth (20th) trading day prior to the effective date of a Change of Control, (1) each outstanding Option and each outstanding Stock Appreciation Right shall become exercisable in full,
(2) the restrictions shall be removed from each outstanding share of Restricted Stock, (3) the Company shall make all payments and provide all benefits under each outstanding Deferred Stock Award, Performance Award, and Supplemental Grant which would have been made or provided with the passage of time had the transaction not occurred and the Participant not suffered a Status Change (or died), (4) subject to paragraph (c) of this section, the Company shall pay to each holder of Options and Restricted Stock whose Options (other than ISOs granted prior to July 1, 1996) and Restricted Stock have been terminated, an amount equal to the Award Value with respect to such Options or Restricted Stock, such payment to be made by cash or certified check within 30 days after the Change in Control, and (5) the Committee may, in its sole discretion, forgive all or any portion of the principal of or interest on a Loan. For purposes of this section, the Award Value shall be determined as the difference between (i) the exercise price of the Option or the purchase price of the Restricted Stock and (ii) the Market Price, times (iii) the number of shares covered by the Option or the Restricted Stock award, as the case may be. The Market Price shall be determined as the average of the fair market value of the Stock for the period of twenty (20) trading days ending on the effective date of the covered transaction.

     (b) "Change of Control" means any of the following: (1) any person, entity or Group (persons or entities acting together) is or becomes the beneficial owner of more than 50% of the Voting Stock of the Company; (2) a consolidation, merger, or sale of substantially all of the assets of the Company, with the effect that any person, entity or Group becomes the beneficial owner of more than 50% of the Voting Stock of the Company or the Company is not the surviving entity; (3) during any consecutive two-year period commencing July 1, 1996, individuals who constituted the Board of Directors at the beginning of such period, together with any new directors whose election by the Board or nomination for election by stockholders was approved by 2/3 of the directors who were in office at the beginning of the period or whose election or nomination was so approved, cease to constitute a majority of the Board then in office; or
(4) any order, judgment or decree of dissolution or split-up of the Company, and such order remains undischarged or unstayed for a period in excess of 60 days. For purposes of this provision, "more than 50% of the Voting Stock" means more than 50% of one or more classes of stock pursuant to which the holders have the general power to vote for the election of members of the Board of Directors, and the aggregate of such classes for which the person, entity or Group holds more than 50% has the power to elect more than 50% of the members of the Board of Directors.

     (c) Notwithstanding the foregoing, the termination of Options and the payment of Award Values described in paragraph (a) of this section shall not apply with respect to any transaction in which the holder of an Option or Restricted Stock receives either: (i) replacement options or restricted stock, as the case may be, allowing the holder to receive, on the same terms as in the original Option or Restricted Stock, the greatest amount of securities, cash or other property to which such holder would have been entitled as a holder of Common Stock upon consummation of the transaction if such holder had exercised the rights represented by the Option or restricted stock held by such holder immediately prior to the transaction, or (ii) if pooling of interests is a condition of the transaction, a replacement equity interest which enables the transaction to qualify for pooling of interests.

8.  GENERAL PROVISIONS

     8.1.  DOCUMENTATION OF AWARDS.

     Awards will be evidenced by such written instruments, if any, as may be prescribed by the Committee from time to time. Such instruments may be in the form of agreements to be executed by both the Participant and the Company, or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms thereof.

     8.2.  RIGHTS AS A STOCKHOLDER, DIVIDEND EQUIVALENTS.

     Except as specifically provided by the Plan, the receipt of an Award will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan or the instrument evidencing the Award, upon actual receipt of Stock. However, the Committee may, on such conditions as it deems appropriate, provide that a Participant will receive a benefit in lieu of cash dividends that would have been payable on any or all Stock subject to the Participant's Award had such Stock been outstanding. Without limitation, the Committee may provide for payment to the Participant of amounts representing such dividends, either currently or in the future, or for investment of such amounts on behalf of the Participant.

     8.3.  CONDITIONS ON DELIVERY OF STOCK.

     The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove restriction from shares previously delivered under the Plan (a) until all conditions of the Award have been satisfied or removed, (b) until, in the opinion of the Company's counsel, all applicable federal and state laws and regulations have been complied with, (c) if the outstanding Stock is at the time listed on any stock exchange, until the shares to be delivered have been listed or authorized to be listed on such exchange upon official notice of issuance, and (d) until all other legal matters in connection with the issuance and delivery of such shares have been approved by the Company's counsel. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act and may require that the certificates evidencing such Stock bear an appropriate legend restricting transfer.

     If an Award is exercised by the Participant's legal representative, the Company will be under no obligation to deliver Stock pursuant to such exercise until the company is satisfied as to the authority of such representative.

     8.4.  TAX WITHHOLDING.

     The Company will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding requirements").

     In the case of an Award pursuant to which Stock may be delivered, the Committee will have the right to require that the Participant or other appropriate person remit to the Company an amount sufficient to satisfy the withholding requirements, or make other arrangements satisfactory to the Committee with regard to such requirements, prior to the delivery of any Stock. If and to the extent that such withholding is required, the Committee may permit the Participant or such other person to elect at such time and in such manner as the Committee provides to have the Company hold back from the shares to be delivered, or to deliver to the Company, Stock having a value calculated to satisfy the withholding requirement.

     If at the time an ISO is exercised, the Committee determines that the Company could be liable for withholding requirements with respect to a disposition of the Stock received upon exercise, the Committee may require as a condition of exercise that the person exercising the ISO agree (a) to inform the Company promptly of any disposition (within the meaning of section 424(c) of the Code) of Stock receiving upon exercise, and (b) to give such security as the Committee deems adequate to meet the potential liability of the Company for the withholding requirements and to augment such security from time to time in any amount reasonably deemed necessary by the Committee to preserve the adequacy of such security.

     8.5.  NONTRANSFERABILITY OF AWARDS.

     Unless otherwise provided in the Participant's agreement, no Award (other than an Award in the form of an outright transfer of cash or Unrestricted Stock) may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

     8.6.  ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Company's capitalization, or other distribution to common stockholders other than normal cash dividends, after the effective date of the Plan, the Committee will make any appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4 above .

     (b) In any event referred to in paragraph (a), the Committee will also make any appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change. The Committee may also make such adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

     8.7.  EMPLOYMENT RIGHTS, ETC.

     Neither the adoption of the Plan nor the grant of Awards will confer upon any person any right to continued retention by the Company or any subsidiary as an Employee or otherwise, or affect in any way the right of the Company or any subsidiary to terminate an employment, service or similar relationship at any time. Except as specifically provided by the Committee in any particular case, the loss of existing or potential profit in Awards granted under the Plan will not constitute an element of damages in the event of termination of an employment, service or similar relationship event if the termination is in violation of an obligation of the Company to the Participant.

     8.8.  DEFERRAL OF PAYMENTS.

     The Committee may agree at any time, upon request of the Participant, to defer the date on which any payment under an Award will be made.

     8.9.  PAST SERVICES AS CONSIDERATION.

     Where a Participant purchases Stock under an Award for a price equal to the par value of the Stock the Committee may determine that such price has been satisfied by past services rendered by the Participant.


9.  EFFECT, DISCONTINUANCE, CANCELLATION, AMENDMENT AND TERMINATION

     Neither adoption of the Plan nor the grant of Awards to a Participant will affect the Company's right to grant to such Participant awards that are not subject to the Plan, to issue to such Participant Stock as a bonus or otherwise, or to adopt other plans or arrangements under which Stock be issued to Employees.

     The Committee may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, or may at any time terminate the Plan as to any further grants of Awards, provided that (except to the extent expressly required or permitted by the Plan) no such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required in order for the Plan to continue to qualify for the award of ISOs under Section 422 of the Code or for the award of performance-based compensation under Section 162(m) of the Code and to continue to qualify under Rule 16b-3 promulgated under Section 16 of the 1934 Act.

                                   APPENDIX C

                         PROPOSED AMENDED ARTICLE FOURTH

                      (Changes in Authorized Common Stock)


FOURTH: (A) The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 70,000,000, of which 10,000,000 shares shall be Preferred Stock of the par value of $1.00 per share and 60,000,000 shares shall be Common Stock of the par value of $.01 per share.

     (B) The Board of Directors is expressly authorized, by resolution or resolutions, to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereon, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted by the DGCL and as are consistent with paragraph (C) of this Article FOURTH. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of a majority of the holders of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock") voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

     (C) The Corporation is subject to the requirements of Section 1123(a)(6) of the United States Bankruptcy Code (11 U.S.C. 1123(a)(6)) ("Section 1123(a)(6)") and shall be prohibited from issuing any nonvoting equity securities, and shall, at all times, provide, as to the several classes of securities from time-to-time possessing voting power, an appropriate distribution of power among such classes. A Preferred Stock Designation shall not authorize the issuance of such nonvoting equity securities, and shall include in its provisions, if the class designated by such Preferred Stock Designation has a preference in respect of dividends, adequate provisions for the election of directors representing such preferred class in the event of default in the payment of such dividends consistent with the requirements of
Section 1123(a)(6).

                                   APPENDIX D

                           PROPOSED NEW ARTICLE EIGHTH

                             (Fair Price Provision)

Article Eighth:

     (1) In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article, a Business Combination (as hereinafter defined) with, or proposed by or on behalf of, any Interested Stockholder (as hereinafter defined) or any Affiliate or Associate (as hereinafter defined) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

     (2) The provisions of Section 1 of this Article shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-laws of the Corporation, or any agreement with any national securities exchange or the Nasdaq National Market, if all of the conditions specified in either of the following Paragraphs (a) or (b) are met, or in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as hereinafter defined), if the conditions specified in the following Paragraph (a) are met:

          (a) The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors (as hereinafter defined).

          (b) All of the following conditions shall have been met; provided, however, that for purposes of all calculations set forth in this Section 2(b), all acquisitions of Preferred Stock or Common Stock by Trefoil Capital Investors II, L.P. and GE Investment Private Placement Partners II, A Limited Partnership (collectively, the "Purchasers") pursuant to the Stock Purchase Agreement dated July 30,1996 (the "Stock Purchase Agreement") and all acquisitions of Common Stock by the Purchasers upon the conversion of such Preferred Stock will be excluded:

               (i) The aggregate amount of cash and the Fair Market Value (as hereinafter defined), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the amount determined under clause (A) below:

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

              (ii) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the amount determined under clause (A) below:

                    (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers'
               fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock.

             (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously acquired by the Interested Stockholder.

              (iv) If a proxy or information statement is required to be mailed pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") (or any subsequent provisions replacing such Exchange Act, rules or regulations), a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Exchange Act shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination.

     (3)  The following definitions shall apply with respect to this Article:

          (a) The term "Business Combination" shall mean, with respect to any particular Interested Stockholder, any event described in clauses (i), (ii) or (iii) of this Section 3(a) which occurs during the two-year period commencing on the date on which the Interested Stockholder becomes an Interested Stockholder:

               (i) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (x) any Interested Stockholder or (y) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

              (ii) any merger or consolidation of the Corporation with any of its Subsidiaries that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

             (iii) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) or (ii).

          (b) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article Fourth of this Certificate of Incorporation, and the term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally.

          (c) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

          (d) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing fifty percent (50%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock. For purposes of this Article, the Purchasers will not be considered an Interested Stockholder with respect to any acquisition of Preferred Stock pursuant to the Stock Purchase Agreement or with respect to the acquisition of Common Stock by the Purchasers upon the conversion of such Preferred Stock.

          (e) A person shall be a "beneficial owner" of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purpose of determining whether a person is an Interested Stockholder pursuant to Paragraph (d) of this Section (3), the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this Paragraph (e) of Section (3), but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (f) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

          (g) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in Paragraph (d) of this Section (3), the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

          (h) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of Continuing Directors. For purposes of this Article, Roger Stangeland will be considered a Continuing Director.

          (i) "Fair Market Value" means (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or, if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (iii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

          (j) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in Paragraphs (b)(i) and (b)(ii) of Section (2) of this Article shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

     (4) A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article, on the basis of information known to them after reasonable inquiry, all questions arising under this Article, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, and (iv) whether a proposed action is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder. Any such determination made in good faith shall be binding and conclusive on all parties.

     (5) Nothing contained in this Article shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     (6) The fact that any Business Combination complies with the provisions of Section (2) of this Article shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

     (7) For the purposes of this Article, a Business Combination is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (i) after the Interested Stockholder became such, the Business Combination is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (ii) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Business Combination, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good-faith determination that such Business Combination is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

     (8) Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote of the holders of not less than seventy-five percent (75%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article; provided, however, that this Section (8) shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section (3), Paragraph (h) of this Article.

                                   APPENDIX E

                 CURRENT ARTICLE SEVENTH, PROPOSED FOR DELETION

SEVENTH: If at any time the Corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting and may not be taken by written consent.

PROXY CARD
                             THE GRAND UNION COMPANY
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING OF STOCKHOLDERS
                                NOVEMBER 7, 1996

The undersigned hereby nominates, constitutes and appoints Roger E. Stangeland and Joseph J. McCaig, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of THE GRAND UNION COMPANY which the undersigned is entitled to represent and vote at the Annual Meeting of Stockholders of the Company to be held at the Sheraton Crossroads Hotel, 1 International Blvd., Mahwah, New Jersey, 07495, at 10:00 am on November 7, 1996, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting, as follows:

       THE DIRECTORS RECOMMEND A VOTE "FOR" ITEMS 1, 2, 3, 4, 5, 6 and 7.

1.   ELECTION OF DIRECTORS

Election of the following nominees as directors: Roger E. Stangeland, Joseph J. McCaig, James J. Costello, Daniel E. Josephs, William G. Kagler, Clifford A. Miller, Geoffrey T. Moore, J. Richard Stonesifer and David Y. Ying.

     [ ] FOR all nominees listed above (except as marked to the contrary below)

     [ ] WITHHOLD AUTHORITY to vote for all nominees

(INSTRUCTIONS: To withhold authority to vote for any nominee, print that nominee's name in the space provided below.)

               _________________________________________________________________

2. APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN, AS AMENDED, AND THE ISSUANCE OF UP TO 50,000 SHARES OF COMMON STOCK UNDER THAT PLAN:

     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

3. APPROVAL OF THE 1995 EQUITY INCENTIVE PLAN, AS AMENDED, AND THE ISSUANCE OF UP TO 950,000 SHARES OF COMMON STOCK UNDER THAT PLAN:

     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

4. AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE TO SIXTY MILLION THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK, AND REDUCE THE PAR VALUE TO $.01 PER SHARE:

     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

5.   AMEND THE CERTIFICATE OF INCORPORATION TO ADD A "FAIR PRICE" PROVISION:

     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

6. AMEND THE CERTIFICATE OF INCORPORATION TO PERMIT ACTION BY STOCKHOLDERS BY WRITTEN CONSENT:

     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

7.   RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT
     ACCOUNTANTS:

     [ ] FOR  [ ] AGAINST  [ ] ABSTAIN

8. IN THEIR DISCRETION, ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

IMPORTANT--PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER ON THE REVERSE SIDE. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY, "FOR" APPROVAL OF THE 1995 NON-EMPLOYEE DIRECTORS' PLAN, AS AMENDED, "FOR" APPROVAL OF THE 1995 EQUITY INCENTIVE PLAN, AS AMENDED, "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO SIXTY MILLION (60,000,000) AND REDUCE THE PAR VALUE OF THE COMMON STOCK TO $.01 PER SHARE, "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE HOLDERS OF THE COMPANY'S COMMON STOCK WITH PRICE PROTECTION UNDER CERTAIN BUSINESS COMBINATIONS (THE "FAIR PRICE" AMENDMENT), "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PERMIT STOCKHOLDER ACTION BY WRITTEN CONSENT, "FOR" RATIFICATION OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS, AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                        Date _______________, 1996


                                        __________________________
                                        (Signature of stockholder)

                                        Please sign your name exactly as it
                                        appears hereon. Executors,
                                        administrators, guardians, officers of
                                        corporations, and others signing in a
                                        fiduciary capacity should state their
                                        full titles as such.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.